                                                                    EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                                 By and Between

                              MONARCH LATHES, L.P.
                           an Ohio limited partnership

                                    ("Buyer")

                                       and

                        THE MONARCH MACHINE TOOL COMPANY
                               an Ohio corporation

                                   ("Seller")

                                PURCHASE AND SALE
                                       OF
                                 CERTAIN ASSETS
                               OF SIDNEY DIVISION

                                  JULY 16, 1997

                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1 - DEFINITIONS...............................................................................................2

ARTICLE 2 - SALE AND PURCHASE OF BUSINESS AND ASSETS..................................................................8
         2.1      Business and Assets.................................................................................8
         2.2      Assumption of Liabilities..........................................................................12
         2.3      Purchase Price and Manner of Payment...............................................................16
         2.4      Adjustment to Purchase Price.......................................................................16
         2.5      Allocation of Purchase Price.......................................................................20
         2.6      Prorations.........................................................................................20

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................20
         3.1      Ownership of Assets................................................................................20
         3.2      Organization, Qualification, and Authority of Seller...............................................21
         3.3      No Equity Interests................................................................................22
         3.4      Title to Properties; Liens, Conditions of Properties...............................................22
         3.5      Financial Statements...............................................................................23
         3.6      Changes............................................................................................24
         3.7      Absence of Undisclosed Liabilities.................................................................26
         3.8      [RESERVED].........................................................................................26
         3.9      Inventories........................................................................................26
         3.10     Trade Names, Trademarks, and Copyrights............................................................27
         3.11     Patents............................................................................................27
         3.12     [RESERVED].........................................................................................28
         3.13     Trade Secrets......................................................................................28
         3.14     Customers and Suppliers............................................................................28
         3.15     Contracts and Commitments..........................................................................29
         3.16     Accounts or Trade Payable..........................................................................30
         3.17     Litigation; Judgments and Consent Decrees..........................................................30
         3.18     OSHA Matters.......................................................................................30
         3.19     Employee Relations.................................................................................31
         3.20     Employee Benefits..................................................................................32
         3.21     Compliance With Law/Governmental Authorizations....................................................33
         3.22     Environmental Matters..............................................................................33
         3.23     [RESERVED.]........................................................................................35
         3.24     Payment of Taxes...................................................................................36
         3.25     Related Party Transactions.........................................................................36
         3.26     Insurance..........................................................................................36
         3.27     Finder's Fees......................................................................................37
         3.28     Product Warranties.................................................................................37
         3.29     Customer Deposits..................................................................................37



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

         3.30     Full Disclosure....................................................................................37
         3.31     Survival...........................................................................................37

ARTICLE 4 - COVENANTS OF SELLER......................................................................................38
         4.1      Conduct of Business.  .............................................................................38
         4.2      Breach of Representations, Warranties and Covenants................................................40
         4.3      Consummation of Agreement..........................................................................41
         4.4      Cooperation........................................................................................41
         4.5      Regulatory Filings.................................................................................41
         4.6      Injunctions........................................................................................41
         4.7      Taxes..............................................................................................41
         4.8      Governmental Authorization.........................................................................41
         4.9      Employees of the Business..........................................................................41
         4.10     Environmental Matters..............................................................................43
         4.11     Use of Certain Supplies............................................................................44
         4.12     Enforcement of Restrictive Covenant of Former Executive............................................45
         4.13     Notification to Distributors and Sales Representatives.............................................45

         4.14     Removal of Excess Lubricants and Other Materials of

                  Environmental Concern..............................................................................45
         4.15     Closing Schedule of Accounts Payable...............................................................46
         4.16     Extended Product Liability Insurance...............................................................46
         4.17     Shipment by Seller of "Predator" Unit at Cortland Division.........................................46

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................46
         5.1      Organization of Buyer..............................................................................46
         5.2      Authority of Buyer.................................................................................46
         5.3      Finder's Fee.......................................................................................47
         5.4      Litigation.........................................................................................47
         5.5      Full Disclosure of Representations.................................................................47
         5.6      Survival...........................................................................................47

ARTICLE 6 - COVENANTS OF BUYER.......................................................................................48
         6.1      Breach of Representations, Warranties and Covenants................................................48
         6.2      Consummation of Agreement..........................................................................48
         6.3      Cooperation........................................................................................48
         6.4      Regulatory Filings.................................................................................48
         6.5      Injunctions........................................................................................48
         6.6      Maintenance of Books and Records...................................................................49

ARTICLE 7 - FURTHER AGREEMENTS AND UNDERSTANDINGS ...................................................................49
         7.1      Assistance in Collection of Seller's Receivable Upon Seller's Request..............................49
         7.2      No Assumption of Plan Liabilities.  ...............................................................50

ARTICLE 8 - CONDITIONS TO OBLIGATIONS OF BUYER.......................................................................50
         8.1      Representations; Warranties; Covenants.............................................................50
         8.2      Opinion of Seller's Counsel........................................................................51
         8.3      Proceedings, Documents, Instruments Satisfactory to Buyer..........................................51



         8.4      No Damage or Destruction to Fixed Assets; No Material Changes......................................51
         8.5      No Material Adverse Change.........................................................................51
         8.6      Officers' Certificate..............................................................................51
         8.7      Consents...........................................................................................52
         8.8      No Actions, Suits or Proceedings...................................................................52
         8.9      [RESERVED.]........................................................................................52
         8.10     Non-Competition Agreement..........................................................................52
         8.11     Sidney Lease.......................................................................................53
         8.12     [RESERVED.]........................................................................................53
         8.13     Royalty Agreement..................................................................................53
         8.14     Landlord's Waiver..................................................................................53
         8.15     UCC-1 Financing Statements from Third Parties in Possession of Assets..............................53
         8.16     Due Diligence......................................................................................53

ARTICLE 9 - CONDITIONS TO OBLIGATIONS OF SELLER......................................................................53
         9.1      Representations, Warranties, Covenants.............................................................53
         9.2      Opinion of Buyer's Counsel.........................................................................54
         9.3      Proceedings, Documents, Instruments Satisfactory to Seller.........................................54

ARTICLE 10 - INDEMNIFICATION.........................................................................................54
         10.1     Indemnification by Seller..........................................................................54
         10.2     Indemnification by Buyer...........................................................................54
         10.3     Procedures.........................................................................................55

ARTICLE 11 - TERMINATION.............................................................................................56
         11.1     Termination of Agreement.  ........................................................................56
         11.2     Right to Proceed...................................................................................57
         11.3     Confidentiality of Information and Documents.......................................................57

ARTICLE 12 - CLOSING OF TRANSACTION..................................................................................57
         12.1     Closing............................................................................................57
         12.2     Closing Certificate................................................................................58
         12.3     Risk of Loss.  ....................................................................................58

ARTICLE 13 - MISCELLANEOUS...........................................................................................58
         13.1     Binding Effect.....................................................................................58
         13.2     Recitals; Schedules and Exhibits...................................................................58
         13.3     Governing Law......................................................................................58
         13.4     Notices............................................................................................58
         13.5     Further Assurances.................................................................................59
         13.6     Entire Agreement...................................................................................59
         13.7     Waivers............................................................................................59
         13.8     Headings...........................................................................................60
         13.9     Severability.......................................................................................60
         13.10    Counterparts.......................................................................................60
         13.11    Public Announcements; Non-Disclosure...............................................................60
         13.12    Costs and Expenses.................................................................................60


         13.13    Time of the Essence................................................................................60
         13.14    Arbitration........................................................................................60
         13.15    No Third Party Beneficiaries.......................................................................61


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                                        v

                                LIST OF EXHIBITS
                                ----------------

--------------------------------------------------------------------------------
     EXHIBIT      DESCRIPTION
--------------------------------------------------------------------------------
      "A"         Form of Non Competition Agreement
--------------------------------------------------------------------------------
      "B"         List of Products
--------------------------------------------------------------------------------
      "C"         Form of Royalty Agreement
--------------------------------------------------------------------------------
      "D"         Form of Shared Services Agreement
--------------------------------------------------------------------------------
      "E"         Form of Sidney Lease
--------------------------------------------------------------------------------
      "F"         Form of Assumption Agreement
--------------------------------------------------------------------------------
      "G"         Form of General Assignment and Bill of Sale
--------------------------------------------------------------------------------
      "H"         [Reserved]
--------------------------------------------------------------------------------
      "I"         Estimated Closing Statement
--------------------------------------------------------------------------------
      "J"         Inventory Valuation/Verification Procedures
--------------------------------------------------------------------------------
      "K"         Legal Opinion of Thompson Hine & Flory, L.L.C.
--------------------------------------------------------------------------------
      "L"         Legal Opinion of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
--------------------------------------------------------------------------------
      "M"         Form of Closing Certificate
--------------------------------------------------------------------------------



                          PARTS TO DISCLOSURE STATEMENT
                          -----------------------------

----------------------------------------------------------------------------------------------------
PART                 DESCRIPTION
----------------------------------------------------------------------------------------------------
1.4                  Monarch Sidney Backlog Report
----------------------------------------------------------------------------------------------------
2.1A(v)              Fixed Asset Ledger
----------------------------------------------------------------------------------------------------
2.1A(ix)             Non-Compete/Confidentiality Agreements
----------------------------------------------------------------------------------------------------
2.1C(ix)             Excluded Personal Property
----------------------------------------------------------------------------------------------------
3.2A                 Permits and Licenses
----------------------------------------------------------------------------------------------------
3.2C                 List of Consents, Approvals and Authorizations Required by Seller
----------------------------------------------------------------------------------------------------
3.4A                 Real Property Leases (Facilities [Sidney Facility])
----------------------------------------------------------------------------------------------------
3.5A                 Financial Statements for the years ended December 31, 1994, 1995 and 1996
----------------------------------------------------------------------------------------------------
3.5B                 March 31, 1997 Interim Balance Sheet
----------------------------------------------------------------------------------------------------
3.5C                 June 30, 1997 Interim Balance Sheet
----------------------------------------------------------------------------------------------------
3.6                  Material Changes
----------------------------------------------------------------------------------------------------
3.9                  Schedule of Inventory
----------------------------------------------------------------------------------------------------
3.9B                 Consignment and other Off-Site Inventory
----------------------------------------------------------------------------------------------------
3.10B                Schedule of Trademarks, Service marks, Trade Names, Brand Names,
                     Copyrights and Franchises
----------------------------------------------------------------------------------------------------
3.11A                Schedule of Patents, Inventions, Industrial Model Designs and Applications for
                     Patents
----------------------------------------------------------------------------------------------------
3.11B                Exclusive Use of Patents; Exceptions
----------------------------------------------------------------------------------------------------
3.14A                Customer List
----------------------------------------------------------------------------------------------------
3.14B                Supplier List
----------------------------------------------------------------------------------------------------
3.15                 Contracts and Commitments
----------------------------------------------------------------------------------------------------
3.15A(i)             Outstanding Customer Sales Orders
----------------------------------------------------------------------------------------------------
3.15B                Outstanding Customer Purchase Orders
----------------------------------------------------------------------------------------------------
3.15C                Personal Property Leases and Other Contracts and Commitments
----------------------------------------------------------------------------------------------------
3.19C                Grievances/Claims
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
PART                 DESCRIPTION
----------------------------------------------------------------------------------------------------
3.19F                List of Employees
----------------------------------------------------------------------------------------------------
3.20A                Schedule of Employee Benefit Plans
----------------------------------------------------------------------------------------------------
3.22A                Environmental Disclosure Schedule
----------------------------------------------------------------------------------------------------
3.22B                Environmental Claims
----------------------------------------------------------------------------------------------------
3.22C                Absence of Events or Conditions (regarding Environmental Matters)
----------------------------------------------------------------------------------------------------
3.26A                Schedule of Insurance Policies and Arrangements
----------------------------------------------------------------------------------------------------
3.26C                Schedule of Self-Insurance Policies and Arrangements
----------------------------------------------------------------------------------------------------
3.28                 Product and Service Warranties
----------------------------------------------------------------------------------------------------
3.29                 Customer Deposits
----------------------------------------------------------------------------------------------------
4.15                 Closing Schedule of Accounts Payable
----------------------------------------------------------------------------------------------------
5.2C                 Consents, Approvals and Authorization Required by Buyer
----------------------------------------------------------------------------------------------------
7.1B                 Schedule of Seller's Receivables
----------------------------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT made and entered into July 16, 1997, by and between MONARCH LATHES, L.P. ("Buyer"), an Ohio limited partnership of which Lucas Precision, Inc., an Ohio corporation, is the sole general partner (the "General Partner"), and THE MONARCH MACHINE TOOL COMPANY, an Ohio corporation ("Seller"), is to evidence the following agreements and understandings:

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Sidney Division of Seller ("Sidney" or the "Division") is engaged in the Business (defined in Section 1.6 below) at facilities located at 615 North Oak Street, Sidney, Ohio (the "Sidney Facility");

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain properties, rights and assets owned by Seller and used in the Business (the "Assets", as more particularly identified in Section 2.1 below), and in connection therewith, Buyer has agreed to assume only those specified liabilities of Seller delineated herein, upon the terms and conditions hereinafter set forth; and

         WHEREAS, to induce Buyer to purchase the Assets, Seller will enter into a Non-Competition Agreement (defined in Section 1.39 below) and a Royalty Agreement (defined in Section 1.49 below).

         NOW, THEREFORE, in exchange for the mutual promises contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

                                   DEFINITIONS
                                   -----------

     In addition to those terms defined elsewhere in this Agreement, the following terms shall have the definitions set forth below:

1.1 "AFFILIATE" when used with respect to Seller includes, but is not limited to: (i) any corporation, partnership, trust, limited liability company or other entity (whether or not incorporated), directly or indirectly, through one or more intermediaries, controlled by, or under common control with, Seller; (ii) any officer, director or executive employee of Seller, or his spouse or child;
(iii) any person who is a member in any relationship or similar form of unincorporated business association with any person or entity referred to above; and (iv) any entity required to be aggregated with any entity referred to above under Code Section 414.

1.2  "ASSETS" shall have the meaning set forth in Section 2.1A.

1.3  "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.2B.

1.4 "BACKLOG REPORT" means the report, captioned "Monarch Sidney Backlog, June 30, 1997", attached hereto at PART 1.4 to the Disclosure Schedule.

1.5 "BUSCH DIVISION" means the business division of Seller engaged in the design and manufacture of paper converting equipment, a portion of such operations being conducted at the Sidney Facility.

1.6 "BUSINESS" means (i) the manufacture, modification and redesign, marketing, distribution or sale of the Products (defined in Section 1.44 below); (ii) the manufacture, modification and redesign, marketing, distribution or sale of parts, components, sub-assemblies or accessories for the Products; and (iii) the service, repair, reconditioning and rebuilding of the Products.

1.7 "BUYER'S PRODUCT LIABILITY OBLIGATIONS" means any claims for product liability (whether for bodily injury or death or property loss or damage or otherwise) in respect of the Business arising from any Products shipped by Buyer at any time after the Effective Time.

1.8  "CASH PORTION OF THE PURCHASE PRICE" shall have the meaning set forth in
Section 2.3.

1.9  "CLOSING DATE" means the date described in Section 12.1 hereof.

1.10 "COBRA" means the Consolidated Omnibus Budget Reconciliation Act.

1.11 "CODE" means the Internal Revenue Code of 1986 and any amendments, predecessor laws, or successor laws.

1.12 "CONFIDENTIAL INFORMATION" means all proprietary or confidential information of any type, kind or character used or held for use in connection with the Business, including Trade Secrets (defined below), but expressly excludes information which: (i) is or becomes generally available to the public other than as a result of disclosure by Buyer; (ii) was available to Buyer on a non-confidential basis prior to its disclosure by Seller or its representatives;
(iii) becomes available to Buyer on a non-confidential basis from a person other than Seller who is not otherwise bound by a confidentiality agreement with Seller or is otherwise not prohibited from transmitting the information to Buyer; or (iv) is information now used by Seller in the conduct of the business of its other operating divisions and subsidiaries.

1.13 "CONTRACTS" means all purchase and sale orders, commitments, outstanding quotations, and contracts, all personal property lease agreements, and all warehouse agreements, license agreements, distributor agreements, sales representative agreements and service and maintenance contracts incurred in the ordinary course of business of the Business by Seller and identified on PART 3.15C of the Disclosure Schedule (defined in Section 1.14 below) and such of those Contracts that, due to their size or term, are not required to be listed on PART 3.15C of the Disclosure Schedule.

1.14 "DISCLOSURE SCHEDULE" means the schedule referenced from time to time throughout this Agreement to its various Parts, all of which are incorporated herein by reference in their entirety. The Disclosure Schedule has been initialed and delivered by Seller to Buyer, and initialed and accepted by Buyer, on the date this Agreement is executed and is referred to throughout this Agreement in respect of the particular items thereof and is incorporated herein by reference in its entirety. Disclosure of an item in any Part of the Disclosure Schedule corresponding to a particular section of this Agreement shall, should the existence of the item or its contents be relative to any other section, be deemed to be disclosed in that other section (or the part of the Disclosure Schedule to which such relates), PROVIDED that an explicit cross-reference appears.

1.15 "EFFECTIVE TIME" means 11:59 p.m. on the Closing Date.

1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any amendments, predecessor laws, or successor laws.

1.17 "ESTIMATED CLOSING STATEMENT" shall have the meaning set forth in Section 2.4A.

1.18 "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.1C.

1.19 "EXCLUDED PERSONAL PROPERTY"shall have the meaning set forth in Section 2.2C(ix).

1.20 "FACILITIES" or "SELLER'S FACILITIES" shall mean, collectively, the Sidney Facility and the warehouse facilities listed in PART 3.4A of the Disclosure Schedule.

1.21 "FIXED ASSETS" shall have the meaning set forth in Section 2.1A(v).

1.22 "FINAL CLOSING STATEMENT" shall have the meaning set forth in Section 2.4B.

1.23 "1996 FINANCIAL STATEMENTS" means the pro forma balance sheet of the Business as of December 31, 1996 and the operating income statement of the Business for the year ended December 31, 1996 prepared by Seller in accordance with the Business' historical accounting practices consistently applied, utilizing GAAP valuations for all items reported unless otherwise noted thereon.

1.24 "1995 FINANCIAL STATEMENTS" means the pro forma consolidated balance sheet of the Business as of December 31, 1995 and the operating income statement for the year ended December 31, 1995 prepared by Seller in accordance with the Business' historical accounting practices consistently applied, utilizing GAAP valuations for all items reported unless otherwise specifically noted thereon.

1.25 "1994 FINANCIAL STATEMENTS" means the balance sheet of the Business as of December 31, 1994 and the operating income statement of the Business for the year ended December 31, 1994 as prepared by Seller in accordance with the Business' historical accounting practices consistently applied, utilizing GAAP valuations for all items reported unless otherwise specifically noted thereon.

1.26 "GAAP" means generally accepted accounting principles, consistently applied.

1.27 "GOVERNMENTAL AUTHORIZATIONS" shall have the meaning set forth in Section 2.1A(xiii).

1.28 "HOLDBACK AMOUNT" means the sum of $250,000, to be paid or retained by Buyer pursuant to the provisions of Section 2.4.

1.29 "INJUNCTION" means any injunction, decree or similar order which prohibits the consummation of the transaction contemplated by this Agreement.

1.30 "INTELLECTUAL PROPERTY" means all Trade Secrets, patents, patent applications as well as all reissues, divisionals, continuations and continuation-in-part applications and any patents issuing thereon, all license agreements and other agreements which relate to inventions and discoveries and any patent applications and patents thereon, as well as improvements therein which are owned, licensed, used or held for use by Seller in respect of the Business; all trade names, trademarks, logos and service marks (whether domestic or foreign, registered or unregistered) together with all applications, registration certificates, renewals, investigations, search reports, histories and other documents or files pertaining thereto; and all copyrights (registered or unregistered), licensed or owned by Seller and used in the Business except for the mark "MONARCH" or any derivation thereof, the use of which by Buyer shall be governed by the provisions of Section 2.1A(x), PROVIDED, HOWEVER, that to the extent any Intellectual Property is used primarily in respect of the Business but is also used by Seller's other operating divisions and/or subsidiaries, Buyer is acquiring such Intellectual Property and hereby grants Seller a non-exclusive license to use such Intellectual Property coextensively with Buyer; PROVIDED, FURTHER, that to the extent any Intellectual Property is used primarily by Seller's other operating divisions and/or subsidiaries but is also used in respect of the Business, Seller is retaining such Intellectual Property and hereby grants Buyer a non-exclusive license to use such Intellectual Property coextensively with Seller.

1.31 "INVENTORY" shall have the meaning set forth in Section 2.1A(iii).

1.32 "INVENTORY RESERVE" means the sum of $22,893,975, consisting of a LIFO reserve of $9,825,696, and a FIFO (inventory valuation) reserve of $13,068,279, each as set forth in the March 31, 1997 Interim Financial Statement.

1.33 "INVENTORY VALUATION/VERIFICATION PROCEDURES" shall have the meaning set forth in Section 2.4C.

1.34 "JUNE 30, 1997 FINANCIAL STATEMENTS" means, collectively: (i) the unaudited balance sheet of the Business as of June 30, 1997, as prepared by Seller; and
(ii) Statement of Income and Expense by Product Line.

1.35 "KNOWN TO SELLER" or "TO SELLER'S KNOWLEDGE" with respect to representations and warranties made by Seller, means information known, or which should be known assuming reasonable investigation, to any of the following:
Richard E. Clemens, President, Robert Riethman, Chief Financial Officer, James
E. Gilgenbach, Plant Manager, Robert W. Metzger, Director of Human Resources, and Kazimierz J. Reda, Director of Engineering.

1.36 "LIENS" means any mortgages, security interests, pledges, equities, liens, charges, covenants, restrictions, conditional sales agreements, or other encumbrances of title.

1.37 "MARCH 31, 1997 FINANCIAL STATEMENTS" means, collectively: (i) the unaudited balance sheet of the Business as of March 31, 1997, as prepared by Seller; and (ii) Statement of Income and Expense by Product Line.

1.38 "MINSTER LEASE" means a Lease dated April 1, 1995 by and between Seller, as landlord, and The Minster Machine Company, as tenant, with respect to approximately 3,000 square feet at the Sidney Facility.

1.39 "NON-COMPETITION AGREEMENT" means the Non-Competition Agreement to be executed by Seller and delivered to Buyer at Closing in the form attached hereto as EXHIBIT "A".

1.40 "PLAN" or "PLANS" means each single-employer and multi-employer pension, profit-sharing, flexible benefit, fringe benefit, tax-sheltered annuity, accident , savings, sick pay, medical reimbursement, workers compensation, supplemental unemployment, salary continuation, holiday, sick leave, cafeteria, medical reimbursement, 401(k), retirement, deferred compensation, stock option, stock purchase, stay or retention contract, incentive, vacation, hospitalization, medical, disability, accident or life insurance, severance, termination, bonus or other employee benefit plan, contract, agreement, policy, arrangement, or understanding, whether or not covered by ERISA, whether written or oral, qualified or nonqualified, and whether or not in effect as of the Closing Date, and any trust, custody, escrow, or other agreement related thereto, of Seller or any of Seller's Affiliates for the benefit of any of the present or former Division employees or their dependents or in which any such employees, or their dependents have a right to participate. The Plans include , but are not limited to: (i) The Monarch Machine Tool Company Retirement Savings Plan; (ii) The Monarch Machine Tool Company Pension Plan A; (iii) The Monarch Machine Tool Company Pension Plan B; and (iv) The Monarch Machine Tool Company Pension Plan C; (v) the 1997 Short-Term Management Plan; (vi) the 1984 Restricted Stock Bonus Plan; and (vii) the 1994 Employees Stock Option Plan.

1.41 "PBGC" means the Pension Benefit Guarantee Corporation.

1.42 "PRIME RATE" shall have the meaning set forth in Section 2.4G.

1.43 "PROHIBITED TRANSACTION" has the meaning set forth in Section 406 of ERISA or Section 4975 of the Code.

1.44 "PRODUCTS" (or "PRODUCT", if singular) means: (i) any and all metal cutting turning machines commonly referred to as lathes, that are now or at any time have been manufactured, rebuilt, reconditioned, repaired, serviced or sold by the Business or offered for sale by the Business, such Products to include, without limitation, all of the items listed on EXHIBIT "B" which items comprise the models of lathes offered by the Business since January 1, 1996; (ii) any parts, components, sub-assemblies or accessories for any of the machines listed on EXHIBIT "B" or any other Products described in clause (i) of this Section 1.44; (iii) any improvements or modifications to any of the Products described in EXHIBIT "B" or any other Products described in clause (i) of this Section 1.44; and (iv) any extension or modification of any Product line currently manufactured or offered for sale by the Business.

1.45 "PURCHASE PRICE" shall have the meaning set forth in Section 2.3A.

1.46 "PURCHASE PRICE PAYMENT SCHEDULE" shall have the meaning set forth in
Section 2.4A.

1.47 "REAL PROPERTY" means the real property located at 615 North Oak Street, Sidney, Ohio.

1.48 "RELATED DOCUMENT" means the Disclosure Schedule, the Exhibits to this Agreement and any and all agreements, documents, certificates and other instruments required to be executed pursuant to this Agreement.

1.49 "ROYALTY AGREEMENT" means the agreement with respect to the Royalty Inventory, in substantially the form attached hereto as EXHIBIT "C".

1.50 "ROYALTY INVENTORY" means such of the inventory of the Business having an aggregate book value of $1,800,000 as Buyer, in its sole discretion, designates in writing on or within fifteen (15) days following the Closing Date as Royalty Inventory.

1.51 "SCHEDULE OF INVENTORY" shall have the meaning set forth in Section 3.9A.

1.52 "SCHEDULE OF RECEIVABLES" shall have the meaning set forth in Section 7.1B.

1.53 "SELECTED ACCOUNTING FIRM" shall have the meaning set forth in Section
2.4E.

1.54 "SELLER'S PRODUCT LIABILITY OBLIGATIONS" means any claims for product liability, including, but not limited to, claims for bodily injury or death or property loss or damage, in respect of the Business arising from any Products shipped by Seller at any time prior to the Effective Time.

1.55 "SELLER'S RECEIVABLES" mean all accounts, drafts and notes receivable of the Business, regardless of their origin, as of the Effective Time.

1.56 "SELLER'S WARRANTY CLAIMS" means all warranty or similar claims of Seller in respect of the Business, whether implied, express or otherwise, or refunds against suppliers of goods or services.

1.57 "SHARED SERVICES AGREEMENT" means an agreement, the form of which is attached hereto as EXHIBIT "D".

1.58 "SIDNEY FACILITY" shall have the meaning set forth in the recitals to this Agreement.

1.59 "SIDNEY LEASE" means the Lease, the form of which is attached hereto as EXHIBIT "E" pursuant to which Buyer shall lease the Sidney Facility from Seller.

1.60 "TRADE SECRETS" means all processes, testing procedures, devices, formulae, computer software, computer programs and data bases, drawings, blueprints, sketches, records, development data and reports, engineering data and reports, plant designs, quality control specifications, cost analysis, flow charts, process sheets, "know how", memoranda, customer lists, supplier lists, or other confidential information relating to technical matters, and information relating to sales, financial structure, pricing and marketing data, personnel data, and other information of like nature; PROVIDED, HOWEVER, that nothing contained in this Agreement shall limit, diminish or affect in any way the right of Seller to use and/or retain copies of any Trade Secrets to the extent such Trade Secrets are also used in the conduct of the business of Seller's other operating divisions and subsidiaries.

1.61 "UNION AGREEMENT" means the collective bargaining agreement dated December 8, 1995 entered into by and between Seller and the International Association of Machinists and Aerospace Workers (AFL-CIO) Local Lodge 996 (the "Union").

1.62 "WARN" means the Worker Adjustment Retraining Notification Act of 1988.

1.63 "WARN NOTICE" means the notice of Seller, dated June 18, 1997, given pursuant to WARN.

ARTICLE 2

                    SALE AND PURCHASE OF BUSINESS AND ASSETS
                    ----------------------------------------

2.1  BUSINESS AND ASSETS.
     --------------------

     1. ASSETS TO BE ACQUIRED. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, free and clear of all Liens, all of the business, rights, properties and assets of Seller used in or primarily relating to the Business and all other assets of Seller located at the Sidney Facility (other than the Excluded Assets identified in Section 2.1C below), of every kind, character, and description, recorded and unrecorded, whether tangible, intangible, personal, or mixed and wherever located, as the same shall exist at the Effective Time, including, without limitation, all of the assets described below (collectively, the "Assets"):

          (1) All assets of the Business as reflected in the March 31, 1997 Interim Financial Statements; all assets acquired by the Business in the ordinary course of business on or after March 31, 1997 through the Closing Date and all other property and rights listed as assets of the Business in the Disclosure Schedule and Exhibits to this Agreement, except: (a) inventory or other assets disposed of in the ordinary course of business; (b) Fixed Assets disposed of since March 31, 1997 as specifically described in PART 3.6 of the Disclosure Schedule; or
               (c) assets otherwise specifically excluded by this Agreement;

          (2) All manufacturer and supplier rebates in respect of the Business which relate to the Assumed Liabilities;

          (3) All inventory, including, but not limited to, raw materials, replacement, spare or component parts, related accessories, work-in-process and finished goods on hand, in transit or in storage, together with packaging and labeling material, catalogues, and sales literature (collectively, the "Inventory");

          (4) Furniture, office equipment, and computer hardware at the Sidney Facility;

          (5) Machinery, equipment, tools, spare parts, patterns, maintenance parts, manufacturing supplies, vehicles and rolling stock of the Business (but expressly excluding automobiles), those cranes and compressors listed in the Fixed Asset Ledgers dated December 31, 1996 (a copy of which is attached to the Disclosure Schedule at PART 2.1A(V) and which Seller represents and warrants is a complete and accurate listing of all Fixed Assets as of June 30, 1997, but for accumulated depreciation from and after January 1,
               1997), wherever located, as well as any rights to tooling or patterns in the possession of Seller which are owned by the customer and are supplied to the customer by Seller and any other asset described in the "Fixed Asset Ledger" (collectively, the "Fixed Assets");

          (6)  All of Seller's Warranty Claims;

          (7)  the Intellectual Property and the Trade Secrets;

          (8) All books, accounts, and records relating to the Business, including, without limitation, all files, correspondence, credit and sales records, warranty records, customer lists, supplier lists, import and export records, product service records, operating manuals, equipment and parts lists (with related descriptions and instructions), employment records of employees of the Business who accept employment with Buyer, product packaging instructions, product specifications, sources and specifications for raw materials, toxicity and general health and safety information, environmental compliance and regulatory information, research and development records and reports and all other records (except the Articles of Incorporation, original minute books, corporate seal, original stock books, tax returns and other original corporate records of Seller directly pertaining to its corporate existence and all records relating to any assets related to the Business retained by the Seller or primarily relating to the businesses of Seller other than the Business);

          (9) Except as set forth in Section 4.12, all rights of Seller with respect to all restrictions on competition and obligations regarding confidentiality imposed on third parties and present and former owners or employees of the Business, each of which rights are transferable except as otherwise disclosed in PART 2.1A(IX) of the Disclosure Schedule (and, to the extent a portion of such rights are non-transferable, then to the fullest extent the same may be transferred);

          (10) A royalty-free license for the exclusive, perpetual use by Buyer of the name "Monarch" but only in conjunction with the words "Lathe" or "Lathes" and in connection with both: (a) the Business as presently conducted by Seller, and (b) to the extent reasonably related to the lathe business, as may be hereafter conducted by Buyer or its assigns or any successor to the Business, PROVIDED, HOWEVER, that Buyer shall have no right to use the "Monarch" mark in connection with any business whatsoever other than the lathe business;

          (11) The telephone numbers (including toll-free 800 numbers), and post office boxes used by the Business, each to the extent transferrable;

          (12) All of Seller's rights under such contracts, leases and commitments of Seller relating exclusively or primarily to the Business as Buyer assumes pursuant to Section 2.2B hereof and which rights shall be assigned to Buyer pursuant to an Assumption Agreement in substantially the form attached hereto as EXHIBIT "F"; and

          (13) All of Seller's governmental and regulatory permits, licenses, franchises, certifications, variances, authorizations, registrations, approvals and applications therefor in respect of the Business, each to the extent transferable ("Governmental Authorizations").

     B. CONVEYANCE OF ASSETS. The Assets shall be conveyed to Buyer by execution and delivery of a General Assignment and Bill of Sale in substantially the form attached hereto as EXHIBIT "G" and such other instruments of conveyance as Buyer reasonably deems necessary or appropriate to transfer the Assets as contemplated herein.

     C. EXCLUDED ASSETS. Notwithstanding anything in this Agreement or a Related Document to the contrary, Seller is not selling, and Buyer is not purchasing, the following assets (collectively, the "Excluded Assets");

          (1) cash, bank accounts, deposits and securities, and cash equivalents;

          (2)  Seller's Receivables;

          (3) rights, claims and causes of action regarding Contracts of Seller not expressly assumed by Buyer pursuant to this Agreement;

          (4) any and all claims for refunds, carrybacks or carryforwards in connection with foreign, federal, state or local income taxes (or similar taxes based upon the income of Sidney) for tax periods ending on or prior to the Effective Time (including prepaid and deferred taxes, if any);

          (5) any real property owned by Seller, including the Real Property, the building and other structures located thereon, and all improvements, including items which are considered "fixtures" to real property under Ohio law, but expressly excluding the cranes and compressors described in the Fixed Asset Ledger;

          (6)  any automobiles;

          (7) all right or assets in connection with any Plan of Seller, or under the trust, escrow or custody agreement related to such Plan;

          (8) all interest in and rights under insurance contracts and policies and claims thereunder and all credits or refunds under Seller's insurance policies and any return of premium resulting from cancellation of any such policies;

          (9) those items of tangible personal property specifically identified in PART 2.1C(IX) of the Disclosure Schedule (the "Excluded Personal Property");

          (10) litigation claims and benefits to the extent they arise therefrom (other than Seller's Warranty Claims);

          (11) any books and records of the Business which are specifically excluded pursuant to other sections of this Agreement;

          (12) all software programs, other than software programs that are utilized primarily by the Business, subject, however, to any rights of usage granted in favor of Buyer pursuant to the Shared Services Agreement;

          (13) except for the limited rights conferred in Buyer as set forth in
               Section 2.1A(xi), and subject to the terms and conditions described therein, all of Seller's right, title and interest in and to the name "Monarch";

          (14) prepaid expenses relating to the Business, including, but not limited to security deposits, utility deposits, and insurance; and

          (15) all rights of Seller under this Agreement, including the proceeds of sale and other payments to Seller contemplated under this Agreement.

2.2  ASSUMPTION OF LIABILITIES.

     1. IN GENERAL. Buyer is not purchasing, assuming, or accepting any debts, liabilities or obligations whatsoever of Seller, contingent or non-contingent, liquidated or unliquidated, asserted or unasserted, all of which remain the debts, liabilities, and obligations of Seller except as specifically provided in
Section 2.2B hereof.

     2. ASSUMED LIABILITIES. At the Effective Time, Buyer will assume only the following liabilities and obligations of Seller existing as of the Effective Time which primarily relate to or arise out of, the Business (collectively, the "Assumed Liabilities"):

          (1) Obligations under Contracts identified on PART 3.15B of the Disclosure Schedule or which arise in the ordinary course of business of the Business after the date of this Agreement (to the extent the same remain unfulfilled on the Closing Date), except for those Contracts identified with an asterisk (*) on PART 3.15A of the Disclosure Schedule;

          (2) Subject to this subsection, all Contracts accepted or incurred by the Business to customers in the ordinary course of business identified on PART 3.15A of the Disclosure Schedule (to the extent the same remain unfulfilled on the Closing Date), except for those Contracts identified with an asterisk (*) on PART 3.15B of the Disclosure Schedule;

          (3) The Contracts listed on PART 3.15C of the Disclosure Schedule, except for: (a) those Contracts which Buyer identifies with an asterisk (*) on PART 3.15C of the Disclosure Schedule prior to the Closing Date; (b) the Union Agreement; and (c) Seller's agreements with its distributors and sales representatives;

          (4) All trade payables and other current liabilities identified and recorded in the Final Closing Statement;

          (5) The liability for customer deposits and advance payments reflected on PART 3.29 of the Disclosure Schedule and as may be reflected on the Final Closing Statement;

          (6)  Buyer's Product Liability Obligations; and

          (7) Any and all liabilities, obligations and commitments specifically assumed by Buyer pursuant to other provisions of this Agreement.

     Buyer shall pay and discharge the Assumed Liabilities as the same become due and payable unless Buyer and such other person have agreed to different terms, but nothing herein shall prevent Buyer from contesting in good faith any of the Assumed Liabilities, provided such contest is based on an actual or threatened breach or default in the creditor', vendor's, customer's or other person's performance which give rise to the Assumed Liability.

     Each party agrees to be responsible for fifty percent (50%) of the transfer taxes, if any, arising in connection with the sale of the Assets or the consummation of the transactions contemplated by this Agreement (other than taxes in respect of the income of Seller, which shall be the sole responsibility of Seller).

     3. UNASSUMED LIABILITIES. Seller shall remain liable for or in respect of any debts, liabilities and obligations of the Business not specified in Section 2.2B (collectively, the "Unassumed Liabilities"). Notwithstanding anything in
Section 2.2B to the contrary (but subject to Section 2.2C(xiii)) and without limiting the generality of the preceding sentence, Buyer is not assuming any the following obligations of Seller:

          (1) Any debt, liability or obligation of Seller to taxing or other governmental authorities for any foreign or domestic, federal, state or local taxes, and any taxes based upon the income of the Business or otherwise for periods ending on, prior to, or after the Effective Time except to the extent that Buyer is obligated for (a) real estate taxes under the Sidney Lease and (b) Ohio personal property taxes to the extent prorated to reflect Buyer's ownership of the Assets from and after the Effective Time;

          (2) Any taxes, including, but not limited to, taxes in respect of the income of Seller, other than transfer taxes, if any, arising out of the sale and transfer of the Assets (which shall be borne equally by the parties).

          (3) Warranty obligations of Seller with respect to the Products as customers of the Business may request in connection with express written warranties made by Seller to purchasers of Products shipped prior to the Effective Time, pursuant to the form of warranty attached to Part 3.28 of the Disclosure Schedule, or pursuant to any other written warranty or pursuant to implied warranty claims or other contractual or quasi-contractual claims for repair or service. Such warranty obligations include, but are not limited to, the Product warranty obligations described in
               PART 3.2B of the Disclosure Schedule (the "Disclosed Unexpired Product Warranties");

          (4)  Seller's Product Liability Obligations;

          (5) Any Contracts which are either: (a) identified with an asterisk (*) in PART 3.15 of the Disclosure Schedule; (b) required to be disclosed in PART 3.15 of the Disclosure Schedule and which have not been disclosed thereon; or (c) otherwise described or provided for in this Agreement, or in any Related Document, as Unassumed Liabilities;

          (6) Any liability for or obligation to provide salary, accrued vacation or holiday pay, sick pay, profit sharing or bonuses, severance or termination pay, retirement benefits, health insurance, workers' compensation or other benefits arising out of or accrued with respect to the employment of any person by Seller prior to the Effective Time;

          (7) Any debt, liability, cost, contribution, or obligation of Seller under or in respect of any Plan, whether or not imposed prior to the Closing Date, including but not limited to, excise taxes, interest, and penalties attributable to events occurring prior to the Effective Time, whether to current or former employees, retired employees, eligible participants, alternative payees under any Qualified Domestic Relations Order as defined in
               Section 206 of ERISA or Section 414(p) of the Code, or the beneficiaries of any such party or parties, or to the Internal Revenue Service, Department of Labor, PBGC or other government agency, to any multi-employer plan or fund or to any other party, and Buyer shall not be a successor employer under any such Plan;

          (8) Any debt, liability, or obligation of Seller to any of the officers or employees of the Business arising out of the transactions contemplated hereby, including, but not limited to, any incentive compensation or bonus payments due or to become due with respect to the sale of the Assets or any similar payments including severance obligations to employees of Seller;

          (9)  The Union Agreement;

          (10) Any insurance premiums or other costs of insurance or any post-retirement medical benefits including, but not limited to, amounts payable to any former employees of the Business;

          (11) Any brokerage fee, finder's fee or similar obligation of Seller or any Affiliate of Seller to any person or entity in connection with this transaction (including, but not limited to, Lehman Bros.);

          (12) All claims of creditors except as specifically disclosed to or assumed by Buyer pursuant to this Agreement, the Disclosure Schedule or any Exhibit or Related Document;

          (13) Any debt, liability or obligation of Seller or any Affiliate of Seller to any institutional lender or other secured party;

          (14) Any debt, liability or obligation of the Business to any other division or Affiliate of Seller; and

          (15) Any liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     4. NON-ASSIGNABLE CONTRACTS AND RIGHTS. To the extent that the assignment by Seller of any property, right, Contract or asset which Buyer assumes and which is being assigned to Buyer pursuant to this Agreement shall require the consent or approval of any other party, and such consent or approval shall not have been obtained on or prior to the Effective Time, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach hereof or would in any way adversely affect the rights of Seller or Buyer as assignee thereunder. In such case, the beneficial interest in or to such property, right, Contract or asset shall in any event pass as of the Effective Time to Buyer hereunder, and Seller covenants and agrees:

          (1) From and after the Effective Time, to hold and declare that Seller holds any and all such properties, rights, Contracts and assets in trust for the benefit of Buyer and its successors and assigns;

          (2) To use its reasonable efforts to obtain and secure any and all consents and approvals that may be necessary to effect the valid sale, transfer or assignment of the same to Buyer without change in any of the material terms or conditions thereof, including, without limitation, the formal assignment or novation of any of the same, if so required;

          (3) To make or complete such transfers as soon as reasonably possible;

          (4) To cooperate with Buyer in any other reasonable arrangement designed to provide for Buyer the benefits of and to such properties, rights, Contracts or assets; and

          (5) From and after the Effective Time, to use reasonable efforts, at the request and expense of Seller, to enforce for the account of Buyer (and its successors and assigns) any and all rights of Seller arising from or in respect of such properties, rights, contracts, or assets.

     5. PRODUCT WARRANTY SERVICE. In addition to the assumption by Buyer of the Assumed Liabilities pursuant to Section 2.2B, Buyer shall perform, as subcontractor for Seller, such of Seller's warranty repair service obligations for Products shipped prior to the Effective Time and for which a warranty claim is submitted to Buyer or Seller prior to the expiration of the applicable warranty period by customers of the Business (including, but not limited to, the Disclosed Unexpired Product Warranties). Buyer shall exercise its reasonable business judgment consistent with its ongoing operations (but subject to this Section 2.2E) in performing repair service under such product warranty claims. Buyer will consult with Seller, to the extent practicable, regarding the product warranty claim and the type and extent of work to be performed by Buyer pursuant thereto. Buyer shall use its reasonable efforts to consult with Seller prior to performing any warranty repair service for a cost which Buyer estimates will exceed $3,000. Seller agrees that Buyer shall be the exclusive provider of warranty services for all Products from and after the Effective Time, regardless of the date of shipment. Seller shall pay to Buyer, within twenty (20) days following the date of invoice, an amount equal to the sum of: (a) ninety percent (90%) of the standard selling price of products, components and materials used by Buyer; (b) Buyer's standard charging rate of $75 per hour for labor hours utilized in the performance of such services; and (c) subject to receipt of invoices or other cost documentation reasonably satisfactory to Seller, all direct, out-of-pocket "field service" costs incurred by Buyer (including, but not limited to, travel, lodging and meals) in connection with such services.

2.3 PURCHASE PRICE AND MANNER OF PAYMENT. Subject to adjustment as provided in
Section 2.4, the purchase price for the Purchased Assets (the "Purchase Price") shall be $9,980,971, representing the sum of: (a) the net book value of the Fixed Assets; and (b) Seller's Inventory, calculated in accordance with the Inventory Valuation/Verification Procedures. Of the total Purchase Price: (i) $7,416,529, less the Holdback Amount, shall be paid in cash by wire transfer at the Closing (the "Cash Portion of the Purchase Price"); (ii) $764,442 shall be paid by Buyer assuming the Assumed Liabilities;(iii) the Royalty Inventory shall be paid for in accordance with the terms of the Royalty Agreement; and (iv) the Holdback Amount shall be paid or retained by Buyer, as applicable, in the manner described in Section 2.4G, each subject to adjustment as provided in Section 2.4 all as more fully set forth on EXHIBIT "I" (the "Estimated Closing Statement").

2.4 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be subject to adjustment as provided in this Section 2.4.

     1. ESTIMATED CLOSING STATEMENT. Seller has delivered to Buyer the "Estimated Statement of Assets to be Acquired and Liabilities to be Assumed" set forth at Part I of EXHIBIT "I" and the "Purchase Price Payment Schedule" set forth at Part II of EXHIBIT "I" (collectively, the "Estimated Closing Statement"). Seller represents and warrants that the Estimated Statement of Assets to be Acquired and Liabilities to be Assumed has been prepared based on the books, records, and accounts of the Business at June 30, 1997; that such statement has been prepared by Seller on the basis of historical cost in accordance with GAAP consistently applied on a going-concern basis in accordance with the standard practices of the Business used to prepare the 1996 Financial Statements; that each line item caption comprising such statement is a defined term included in this Agreement and amounts reflected after each such line item caption are consistent with the definition of such term in this Agreement. Seller and Buyer agree that: (i) the format of, and accounts included in, the Estimated Statement of Assets to be Acquired and Liabilities to Be Assumed and
(ii) the format of, and the accounts included in, the Purchase Price Payment Schedule are consistent with the provisions of this Agreement.

     2. PREPARATION OF THE FINAL CLOSING STATEMENT. Within thirty (30) days after the Effective Time, Seller shall deliver to Buyer the Final Closing Statement. The Final Closing Statement shall be prepared in the same format and upon the same basis as the Estimated Closing Statement, except that it shall be prepared as of the Effective Time.

     3.   SCOPE OF REVIEW, AND OBSERVATION OF REVIEW, OF INVENTORY.

          (1) The review of the Inventory and the procedures for the review of the Inventory in connection with the preparation of the Final Closing Statement are set forth in EXHIBIT "J" ("Inventory Valuation/Verification Procedures"). Arthur Andersen LLP and other representatives of Buyer shall be entitled to observe and participate in the review of the Inventory in connection with the preparation of the Final Closing Statement and to observe such other activities related to the preparation of the Final Closing Statement as they may reasonably request. Each of Seller and Buyer will pay for the costs of services and expenses of any of its respective representatives who are present at such review of the Inventory. As promptly as possible after Closing, Seller shall furnish to Buyer a final report reflecting the application of the Inventory Valuation/Verification Procedures to the Inventory.

          (2) The value of the Inventory of the Business will be verified pursuant to the Inventory Valuation/Verification Procedures. The "significant sampling" of Inventory to be tested pursuant to the Inventory Valuation/Verification Procedures will be taken by Seller and observed by Buyer on the Closing Date or within ten
               (10) days prior to or ten (10) days following the Closing Date. The results of such Inventory testing shall be adjusted (rolled forward or rolled back, as applicable) to the Closing Date, if necessary, in accordance with the Inventory Valuation/Verification Procedures, and shall be final and binding on the parties and their respective accountants for such purposes.

     4. ACCESS TO BOOKS AND RECORDS. After the Effective Time, Buyer shall permit Seller, Coopers & Lybrand, and their respective representatives, during normal business hours, to have reasonable access to the Sidney Facility, to the Inventory, and to examine and make copies of any books and records of Buyer which are reasonably required for purposes of preparing the Final Closing Statement. After the Effective Time, Seller shall permit Buyer, Arthur Andersen, LLP and their representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, the books and records of Seller or Coopers & Lybrand, which are in the possession of any of them and are necessary for Buyer and its representatives to review the Final Closing Statement.

     5. OBJECTIONS TO THE FINAL CLOSING STATEMENT OR CALCULATION OF CLOSING ADJUSTMENT. Buyer may object to any of the information contained in the Closing Statement which could affect the Closing Adjustment to be made pursuant to
Section 2.4(F) if such objection is based on a claim that the Final Closing Statement was not prepared in accordance with Section 2.4(B) and may object to the Closing Adjustment shown on the Final Closing Statement if such objection is based on the claim that the Final Closing Statement or the calculation of the Closing Adjustment is inconsistent with the provisions of this Agreement. Any such objection must be made by delivery of a written statement of objections ("Notice of Objection") to Seller within 20 days following delivery of the Final Closing Statement. If Buyer does not so object to the Final Closing Statement or the Closing Adjustment within such 20-day period, the Final Closing Statement and the Closing Adjustment as shown on the Final Closing Statement shall be considered final and binding upon the parties.

     In the event Buyer and Seller are unable to resolve a dispute or disagreement set forth in a written objection pursuant to this Section 2.4(E) within fifteen (15) days after delivery of Buyer's Notice of Objection, either party may elect to have all such disputes or disagreements resolved by an accounting firm of recognized national standing acceptable to Seller and Buyer and not then employed by either Seller or Buyer (the "Selected Accounting Firm"). If Buyer and Seller cannot agree within thirty (30) days following the date of the Notice of Objection upon the accounting firm to serve as the Selected Accounting Firm, then Hausser & Taylor (through its Columbus, Ohio office) shall serve as the Selected Accounting Firm. The Selected Accounting Firm shall make a final and binding resolution of the disputes or disagreements in accordance with the provisions of this Agreement and the Final Closing Statement and calculation of the Closing Adjustment as shown on the Final Closing Statement as finally determined by the Selected Accounting Firm shall be deemed acceptable to Buyer and Seller for all purposes of this Agreement. The Selected Accounting Firm shall be instructed to use every reasonable effort to perform its services within 30 days after submission of the Final Closing Statement to it and, in any case, as soon as practicable after such submission. The costs and expenses for the services of the Selected Accounting firm shall be borne by Buyer and Seller in proportion to the extent to which the Selected Accounting Firm accepts the respective positions of Buyer and Seller. For example, if Seller asserts that the Closing Adjustment should be $100,000 and Buyer asserts that no Closing Adjustment is warranted, and the Selected Accounting Firm determines that the Closing Adjustment is $40,000, Seller is responsible for 60% and Buyer is responsible for 40% of the costs of the Selected Accounting Firm.

     6. CALCULATION AND PAYMENT OF CLOSING ADJUSTMENT. The amount of the "Closing Adjustment," if any, shall be determined as follows:

          (1) If the Purchase Price set forth on the Final Closing Statement exceeds $9,980,971, then the Closing Adjustment shall be an amount equal to the excess of the Purchase Price set forth on the Final Closing Statement over $9,980,971 and such amount, together with the Holdback Amount plus interest at the Applicable Rate (defined in Section 2.4G below) from the Closing Date, shall be paid by Buyer to Seller in cash within five (5) days after the Closing Adjustment is finally determined.

          (2) If the Purchase Price set forth on the Final Closing Statement, less the Holdback Amount, is less than $9,980,971, then the Closing Adjustment shall be an amount equal to the difference between the Purchase Price set forth on the Final Closing Statement and $9,980,971 and shall be paid to Buyer in cash within five (5) days after the Closing Adjustment is finally determined, as follows: (1) retention of the Holdback Amount by Buyer; and (2) the balance of the Closing Adjustment by Seller. To the extent the Closing Adjustment payable to Buyer is less than the Holdback Amount, the remaining balance of the Holdback Amount, plus any interest earned thereon at the Applicable Rate from the Closing Date, shall be to Seller.

     7. FORM OF PAYMENT. Payment of the Closing Adjustment, if any, shall be made by wire transfer of immediately available federal funds, together with interest thereon at a rate of interest (the "Applicable Rate") equal to the prime rate of National City Bank, Cleveland, Ohio ("Prime Rate") plus one percent (1%) per annum from the Closing Date until the date of payment. If such adjustment (including the interest component, if any), is not paid within five
(5) business days after final determination of the Closing Adjustment, then such payment shall accrue interest at the Prime Rate plus three percent (3%) from the Closing Date until the date of actual payment.

2.5 ALLOCATION OF PURCHASE PRICE. Seller agrees that the Purchase Price of the Assets shall be allocated among the Assets in the manner submitted in writing by Buyer to Seller not later than December 31, 1997 and which is reasonably acceptable to Seller, provided that Seller shall have no right to object to any such allocation unless, in Seller's reasonable opinion, such allocation materially adversely affects Seller's income tax position. The Purchase Price allocation shall be based on the Final Closing Statement. The parties intend to act in a manner consistent with such allocation in: (i) filing Internal Revenue Form 8594, captioned "Asset Allocation Statement under Section 1060", and (ii) paying sales and other transfer taxes in connection with the purchase and sale of Assets pursuant to this Agreement.

2.6 PRORATIONS. All real estate taxes for which Buyer shall be responsible as tenant under the Sidney Lease, and assessments and any personal property taxes, utility charges, water and sewer charges, fuel and other charges directly applicable to the Sidney Facility and to the personal property transferred to Buyer on the Closing Date shall be prorated over the period covered thereby (to the extent such items cannot be specifically apportioned on the basis of meter readings taken pursuant to the succeeding sentence) as of the Closing Date, and such taxes and other charges shall be proportioned between the parties by adjustments to the Purchase Price as provided in Section 2.4. For the purpose of making such apportionments, Seller shall cause all water, electricity, gas and other utility meters to be read, and all fuel readings to be taken, on the business day immediately preceding the Closing Date (or as close thereto as practicable).

     Any net amount owed hereunder shall be paid within sixty (60) days following the Closing Date by the party owing such amount.

ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     In order to induce Buyer to purchase the Assets hereunder, Seller hereby makes the following representations and warranties, each of which shall be true and correct on the execution hereof except as otherwise specified herein, and will be true and correct on the Closing Date, and which shall survive the Closing Date for the period of time specified in Section 3.31 below:

3.1 OWNERSHIP OF ASSETS. At the Effective Time, each of the Assets shall have been sold, transferred and assigned to Buyer, and Buyer shall thereupon be the owner of all the Assets, free and clear of any Liens.

3.2  ORGANIZATION, QUALIFICATION, AND AUTHORITY OF SELLER.

     1. DUE ORGANIZATION AND QUALIFICATION/POWER AND AUTHORITY TO CONDUCT BUSINESS.

          (1) Seller is a corporation validly organized and existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business and is in good standing as a foreign corporation in the State of New York and each other jurisdiction where the nature of its activities or properties makes such qualification necessary.

          (2) Seller has full corporate power and authority to own and hold under lease its property and to conduct its business as currently conducted by it, and holds all Governmental Authorizations, to own and hold under lease its property and to conduct the Business as currently conducted by it except where such failure does not and will not have a material adverse effect on the Business and the Assets. A list of all Governmental Authorizations owned by or issued to Seller and necessary to operate the Business or to own or lease the Assets (except for those Governmental Authorizations relating to tax matters, workers' compensation, unemployment compensation and other Governmental Authorizations that are not directly related to the physical operation of the Business) is set forth in PART 3.2A of the Disclosure Schedule.

          (3) Seller has full power and authority to execute, deliver, and perform its obligations under this Agreement.

     2. NO DEFAULTS OR VIOLATIONS. As of the Effective Time, the execution and delivery of this Agreement and the Related Documents, and the performance of the obligations by Seller under this Agreement and the Related Documents: (i) will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under:
(a) any provision of law; (b) any order, rule or regulation of any court, arbitrator or other agency of government; (c) any provision of the Articles of Incorporation or Code of Regulations of Seller; and (d) any lease, indenture, agreement or other instrument to which Seller in respect of the Business or the properties or assets of the Business is or may be bound which requires the payment by Seller of an amount in excess of Five Thousand Dollars ($5,000); and
(ii) will not result in the creation or imposition of any Lien upon the Assets.

     3. POWER AND AUTHORITY TO ENTER INTO AGREEMENTS. Seller has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and the Related Documents, and except as listed on the "List of Consents Required" set forth in PART 3.2C of the Disclosure Schedule, no consent, approval or authorization of, or registration, declaration, or filing with any governmental authority (federal, state, local, domestic, or foreign), collective bargaining unit, lending institution or other third party is required in connection with the execution and delivery by Seller of this Agreement and the Related Documents, or its performance of, or compliance with, the terms, provisions, and conditions hereof.

     4. DUE EXECUTION AND ENFORCEABILITY. All necessary corporate actions of the Board of Directors of Seller and any committee thereof, have been taken to authorize Seller to execute and deliver this Agreement and the Related Documents. The sale of the Assets does not constitute a sale of substantially all the assets of Seller, and the consent or approval of the shareholders of Seller is not required prior to the consummation of the transactions contemplated hereby. This Agreement and the Related Documents constitute the valid and binding obligations of Seller, enforceable in each case in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity. All persons who have executed this Agreement on behalf of Seller or will execute on behalf of Seller any Related Document or other agreement or instrument contemplated by this Agreement, have been duly authorized to do so by all necessary corporate action.

3.3 NO EQUITY INTERESTS. Seller does not own, directly or indirectly, an equity interest in any corporation, joint venture, partnership, business association, limited liability company, trust or other firm or entity which is engaged, in whole or in part, in the Business, except Monarch Werkzeugemachin, GmbH, which operates solely in Europe.

3.4  TITLE TO PROPERTIES; LIENS, CONDITIONS OF PROPERTIES.

     1. REAL PROPERTY. Seller does not own or lease real property in respect of the Business except for the Sidney Facility and the facilities described in
PART 3.4A of the Disclosure Schedule, and Seller is not a party to any agreement to acquire in respect of the Business any real property or any interest therein. Neither the Real Property nor any interest therein is the subject of any Liens. Each real property lease described in PART 3.4A of the Disclosure Schedule is valid, subsisting and assignable (except as disclosed in PART 3.4A of the Disclosure Schedule and no default (or event which with the passage of time or the giving of notice, or both, shall constitute a default) exists thereunder.

     2. PERSONAL PROPERTY (OTHER THAN INVENTORY). The Fixed Asset Ledger completely and accurately describes, as of June 30, 1997 (including the acquisition date and cost and specifies the location of) all Fixed Assets and all other tangible personal property included among the Assets (but excluding Inventory) on the date of execution and which satisfy one of the following descriptions:

          (1) personal property having any undepreciated value and reflected on the books of the Business;

          (2) fully depreciated personal property having an original cost to Seller in excess of $2,500 (individually); and

          (3) items of personal property which are not otherwise described in clauses (a) or (b) of this subparagraph but which are readily identifiable to Seller.

     The property listed in the Fixed Asset Ledger constitutes all significant tangible personal property owned by, in the possession of, or exclusively or primarily used by Seller in respect of the Business as of June 30, 1997 and will be sufficient for the conduct of business of the Business in the ordinary course as of the Effective Time. All such property will be owned or used exclusively by the Business and located at the Sidney Facility or one of the warehouse facilities listed in the Disclosure Schedule, and no Affiliate or other division of Seller will own, possess, use or have the right to acquire, possess or use any such Assets. For purposes of this Section 3.4, the term "Seller" shall also include any Affiliate of Seller.

     As of the Effective Time, Seller will have good title to all of the Assets free and clear of all Liens.

     All of the Fixed Assets which Buyer is acquiring are, and at the Effective Time will be, in reasonable operating condition, ordinary wear and tear excepted, and fully functional with no known defects, to the extent required for the operation of the Business in the ordinary course of the Business as presently conducted. To Seller's Knowledge, the Sidney Facility, all machinery and equipment owned, leased, used or held for use by Seller with respect to the Business presently conducted and as conducted by Seller on the Closing Date are structurally sound with no known defects, and to Seller's Knowledge, the conduct of the Business and operation of the Sidney Facility as presently operated does not require the expenditure of funds for restoration, replacement, or repair, other than maintenance in the ordinary course of business.

3.5  FINANCIAL STATEMENTS.

     1. HISTORICAL FINANCIAL STATEMENTS OF BUSINESS. Annexed to the Disclosure Schedule at PART 3.5A are the 1994 Financial Statements, the 1995 Financial Statements, and the 1996 Financial Statements. The foregoing financial statements present fairly in all material respects, the financial position of the Business as of December 31, 1994, December 31, 1995 and December 31, 1996, respectively, and the results of the Business operations for the periods from January 1, 1994 through December 31, 1994, from January 1, 1995 through December 31, 1995, and from January 1, 1996 through December 31, 1996, and the items reflected therein have been recorded in accordance with GAAP consistently applied, except as set forth in PART 3.5A of the Disclosure Schedule. Attached as part of the Disclosure Schedule is all correspondence from accounting firms from January 1, 1994 through the date of execution of this Agreement with respect to the recommendations for improvements in accounting procedures, practices and internal controls of the Business.

     2. MARCH 31, 1997 INTERIM BALANCE SHEET AND STATEMENT OF OPERATIONS. Annexed to the Disclosure Schedule at PART 3.5B are the March 31, 1997 Interim Balance Sheet of the Business, which is true, complete and accurate and in all material respects reflects the assets and liabilities of the Business as of March 31, 1997, and the Statement of Operations for three (3) month period then ended. The items reflected in the March 31, 1997 Interim Balance Sheet have been recorded in conformity with and on a basis consistent with prior financial statements of the Business and with the 1996 Financial Statements. Since March 31, 1997, with respect to the Business, there have been no asset dispositions or obligations incurred other than in the ordinary course of business except as set forth in PART 3.6 of the Disclosure Schedule or as shown in the June 30, 1997 Financial Statements.

     3. JUNE 30, 1997 INTERIM BALANCE SHEET AND STATEMENT OF OPERATIONS. Annexed to the Disclosure Schedule at PART 3.5C are the June 30, 1997 Interim Balance Sheet of the Business, which is true, complete and accurate and in all material respects reflects the assets and liabilities of the Business as of June 30, 1997 and the Statement of Operations for the period from April 1, 1997 through June 30, 1997 (the "June 30, 1997 Statement of Operations") The items reflected in the June 30, 1997 Interim Balance Sheet and the June 30, 1997 Statement of Operations have been recorded in conformity with and on a basis consistent with prior interim financial statements of the Business and with the 1996 Financial Statements.

     4. BACKLOG REPORT. The information set forth in the Backlog Report is true, correct and complete in all material and is based on Seller's historical accounting practices consistently applied. Except as disclosed in the Backlog Report or the explanatory notes contained in the Disclosure Schedule, and assuming that Buyer performs each customer contract described in the Backlog Report in a manner consistent with Seller's past practices, no customer contract or commitment described in the Backlog Report will result in a net loss to Buyer (negative gross margin) of more than five percent (5%) after giving effect to that portion of the contract which has been performed by Seller as of the Closing Date, except as specifically described in the Backlog Report.

3.6  CHANGES.

     1. Since March 31, 1997, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations, supplier relations, customer relations or business prospects of the Business other than economic or industry trends affecting the economy or industry as a whole. Buyer acknowledges that the giving by Seller of the WARN Notice may have had and may have prior to Closing a negative impact on Seller's relations with employees, suppliers, customers and others in respect of the Business, the extent of which is not ascertainable at this time.

     2. Since March 31, 1997, except as set forth in PART 3.6 of the Disclosure Schedule, Seller has not, in respect of the Business:

          (1) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business, borrowings under established credit facilities, and liabilities under contracts entered into in the ordinary course of business;

          (2) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of the Assets, except for liens for current property taxes not yet due and payable or for current liens to which after acquired property became subject to;

          (3) sold, assigned or transferred any of the Assets, except in the ordinary course of business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (4) sold, assigned, transferred, abandoned or permitted to lapse any patents, trademark registrations, trade name registrations, copyright registrations, Trade Secrets which are material to the Business or other intangible assets, or disclosed any Trade Secrets or other material proprietary confidential information, to any person other than Buyer which are material to the Business and to other potential buyers of the Business;

          (5) made or granted any bonus or any wage or salary increase to any employee or group of employees except under the terms of the Union Agreement or in the ordinary course of business;

          (6) made or granted any increase in any Plan (except in accordance with past custom and practice or with the Union Agreement), or amended or terminated any existing Plan or adopted any new Plan;

          (7) made any capital expenditures or commitments in excess of $15,000 in the aggregate;

          (8) made any loans or advances to, or guarantees for the benefit of, any persons, except for advances made to employees for expenses in the ordinary course of business;

          (9) entered into any other material transaction other than in the ordinary course of business;

          (10) entered into any amendments, extension or modifications of the Union Agreement or entered into any new labor agreement or commitment except to the extent effects bargaining entered into after the announcement of the execution of this Agreement may result in modifications of the Union Agreement or other agreement with the Union;

          (11) waived any rights of material value, not in the ordinary course of business or consistent with past practice;

          (12) suffered any material damage, destruction or casualty loss to the Assets, whether or not covered by insurance;

          (13) agreed, whether in writing or otherwise to do any of the foregoing; or

          (14) conducted the Business other than in the ordinary course, except to the extent that the giving of the WARN Notice, on its face, indicates that Seller intends to make changes in the Business.

3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Seller, to Seller's Knowledge, has no liabilities of any nature (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due) in respect of the Business except as will be expressly disclosed on the Final Closing Statement or in this Agreement or the Disclosure Schedule or Exhibits attached hereto.

3.8  [RESERVED]

3.9  INVENTORIES.

     1. Annexed to the Disclosure Schedule at PART 3.9 is a list ("Schedule of Inventory") that accurately identifies the Products, models, quantities and cost to Seller of all Inventory owned by Seller as of July 14, 1997. The inventories shown on the June 30, 1997 Interim Financial Statements were valued on a LIFO basis pursuant to GAAP, and represented the normal inventory valuation policy of the Business, which is consistent with the past practices of the Business. The Inventory figures reflected on the Estimated Closing Statement correctly and accurately reflect the Inventory (including raw materials, work in process, and finished goods) of the Business owned by, in transit to, or in the possession of, Seller on July 14, 1997.

     2. No items included in Inventory are held by Seller for the benefit of, or on consignment from, others. Except for the inventory consigned to distributors and others as specifically described in PART 3.9B of the Disclosure Schedule, all of the Inventory (other than Inventory in transit) is located at the Sidney Facility or one of the facilities described in PART 3.4A of the Disclosure Schedule.

3.10 TRADE NAMES, TRADEMARKS, AND COPYRIGHTS.

     1. Seller possesses the right within the United States to use the trade name "Monarch" in connection with the operation of the Business. Seller has no knowledge of others using the name "Monarch" or any similar name in the Business in the United States.

     2. PART 3.10B of the Disclosure Schedule sets forth all trademarks and service marks (whether registered or unregistered), trade names, brand names, registered copyrights and franchises, and all applications for any of the foregoing, domestic or foreign, used now or within the past two (2) years in connection with the Business (all of which are owned by Seller), and Seller has the unrestricted right to assign to Buyer the trademarks and other rights listed on the Disclosure Schedule in accordance with the terms of this Agreement. Neither Seller nor any Affiliate has received any notification, nor, to Seller's Knowledge, has it infringed, or is now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm or corporation in respect of the Business, and Seller is not aware of any basis for any such claim. Seller owns or holds an exclusive, unrestricted license or has the full and exclusive, unrestricted right, in the jurisdictions in which such Intellectual Property is registered, to use all registered trademarks, service marks, trade names, and copyrights used in the Business as now conducted, and, to Seller's Knowledge, the use of such Intellectual Property, whether or not registered, does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

3.11 PATENTS.

     1. PART 3.11A of the Disclosure Schedule contains is a true and complete list of all patents, inventions, industrial model designs and applications for patents (both domestic and foreign) owned by Seller or any Affiliate of Seller and used in connection with the Business or in which Seller or any Affiliate has any right or licenses used in connection with the Business. All such patents and licenses for patents are, to Seller's Knowledge, owned free and clear of any actual or, threatened claims of others. Each of the patents listed in PART 3.11A of the Disclosure Schedule contains as owned by Seller are valid and in full force and effect, except as noted thereon. Within the past five (5) years, there has not been any interference, action or other judicial action or arbitration or other adversary proceeding concerning the patents or applications for patents listed in PART 3.11A.

     2. Except as disclosed in PART 3.11B of the Disclosure Schedule, Seller, to its knowledge, has the full exclusive and unrestricted right and authority in the jurisdictions issuing the patents to use such processes, inventions, models, designs and systems covered by the patents and applications for patents listed on PART 3.11B of the Disclosure Statement and as otherwise may be necessary to or used in the conduct of the Business, and to Seller's Knowledge, in respect of the Business, and Seller is not infringing, and has not infringed on any patent or other right belonging to any person, firm, or corporation, nor has Seller received or given notice of any infringement.

3.12 [RESERVED].

3.13 TRADE SECRETS. Seller is the owner of or has the right to use and will transfer the right to use all Trade Secrets required for the manufacture, distribution and marketing of the Products and services of the Business, free and clear of any claims, liens, encumbrances, restrictions, rights, or legal or equitable claims of others, subject, however, to the coextensive rights of use as described in Section 1.60 and except for Trade Secrets which are generally used within the machine tool industry. Seller, in respect of the Business, to Seller's Knowledge is not using, or in any way making use of, without authorization or legal right to use the same, any confidential information, trade secrets or customer lists of any third party, including, without limitation, former employer of any present or past employee of Seller. There are no suits pending or, to Seller's Knowledge, threatened with respect to any Trade Secrets. Copies or originals of all engineering, designs and drawings of Seller or any Affiliate of Seller used in connection with the Business are located, or on the Closing Date will be located, at the Sidney Facility.

3.14 CUSTOMERS AND SUPPLIERS.

     1. Annexed to the Disclosure Schedule at PART 3.14A is a list of all customers of the Business which purchased in the aggregate in excess of Fifty Thousand Dollars ($50,000) of Products or services during the twelve (12) month period ended June 30, 1997, indicating the dollar amount of finished goods, components or services purchased from Seller. Seller has not been advised and is not aware that any customers listed in the Disclosure Schedule intends to cease doing business with Seller in respect of the Business. To Seller's Knowledge, there are no current disputes between Seller and any customer of the Business which, either alone or in the aggregate, would have a material adverse effect on the Business.

     2. Annexed to the Disclosure Schedule at PART 3.14B is the Schedule of Suppliers listing all suppliers from whom the Business has made purchases which aggregate for any one (1) such supplier in excess of Fifty Thousand Dollars ($50,000) during the twelve (12) month period ending June 30, 1997, indicating the dollar amounts of supplies, materials or services purchased from each such supplier. Seller has not been advised and is not aware that any supplier listed in the Disclosure Schedule intends to cease doing business with Seller in respect of the Business or materially reduce the amount of its product available to the Business. To Seller's Knowledge, there are no current disputes between Seller and any supplier of the Business except for normal claims and price adjustments in the ordinary course of business.

3.15 CONTRACTS AND COMMITMENTS.

     1.   SALES ORDERS, SUBCONTRACTS, BIDS AND PROPOSALS.

          (1) To Seller's Knowledge, set forth in PART 3.15A(I) of the Disclosure Schedule is a true and complete list and description of each individual outstanding customer sales order, sales Contract, subcontract, outstanding written bid or sales proposal for new equipment of the Business as of June 30, 1997.

          (2) Seller is not under any liability or obligation in respect of the Business with respect to the return of any amount in excess of Five Thousand Dollars ($5,000) individually or Twenty-Five Thousand Dollars ($25,000) in the aggregate of inventory or merchandise in the possession of distributors or other customers.

     2. PURCHASE ORDERS AND OTHER TRADE OBLIGATIONS. Set forth in PART 3.15B of the Disclosure Schedule is a true and complete list and description of each individual outstanding purchase orders and purchase commitment in excess of Five Thousand Dollars ($5,000) of the Business as of June 30, 1997. No purchase contracts or commitments of the Business continue for a period of more than six
(6) months or are in excess of the normal, ordinary and usual requirements of the Business (as conducted by Seller) or at any excessive price.

     3. PERSONAL PROPERTY LEASES (AS LESSEE OR LESSOR) AND OTHER CONTRACTS. Set forth at PART 3.15C of the Disclosure Schedule is a true and complete list and description of all personal property leases, warehouse agreements, licensing agreements, sales representative agreements, and any other contracts and commitments (other than purchase orders and sales orders, loan agreements, labor and employment agreements or employee benefit plans or agreements) with respect to the Business as of the date of this Agreement that are not cancelable on thirty-one (31) days or less notice without any further obligation thereunder or which involve a total liability on the part of Seller thereunder exceeding Five Thousand Dollars ($5,000) per contract or lease. Seller has not granted any interest to any third party (other than the actual parties contracting) in connection with any such lease, contract or agreement.

     4. COPIES, CONSENTS AND BINDING EFFECT. As of the Effective Time, to the extent consent to assignment is required, all lessors and other contractual third parties listed in the Disclosure Schedule have consented to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights or obligations of Seller or any successor in interest. True and correct copies, or written summary, if oral, of all the leases, contracts, commitments, agreements, understandings or other obligations, written and oral, relating to the Business or the Assets and listed in the Disclosure Schedule have been delivered to Buyer. Seller is not in default in respect of Seller's monetary obligations and, to Seller's Knowledge: (i) Seller is not in default in respect of any of Seller's obligations other than for the payment of money; and (ii) no third party is in default (in each case whether with the giving of notice, the passage of time or both) under any of the contracts, leases or other commitments or obligations listed in the Disclosure Schedule which are being assumed by Buyer, the result of which default is reasonably likely to have a material adverse effect on the Business. The execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to a right of termination by any party thereto to any Contract.

     5. UPDATING. If there have been any material changes from the execution of the Agreement, Seller shall update and revise PART 3.15 of the Disclosure Schedule up to and including the Effective Date, and shall deliver to Buyer such updated and revised Schedule (or portions thereof) on the Closing Date or within five (5) days thereafter.

     6. RESTRICTIONS ON CONDUCT OF BUSINESS. Seller is not restricted by commitment (including, without limitation, any non-competition agreement or covenant) from carrying on the Business as carried on at the date hereof.

     7. POWERS OF ATTORNEY, PROXIES. There are no outstanding powers of attorney or proxies granted by Seller or any Affiliate of Seller in respect of the Business.

3.16 ACCOUNTS OR TRADE PAYABLE. All of Seller's accounts payable in respect of the Business have arisen from valid purchases in the ordinary course of business and are, to Seller's Knowledge, valid and enforceable claims against Seller. Seller has paid and will continue to pay through the Closing Date when due all payables of the Business in accordance with its usual and customary terms and practices.

3.17 LITIGATION; JUDGMENTS AND CONSENT DECREES. No litigation is pending or, to Seller's Knowledge, currently threatened against Seller in respect of the Business and no litigation is pending or currently threatened by Seller or any Affiliate in respect of the Business which will have or may have a material adverse effect on the operation of the Business. The responses of all law firms to the annual audit request sent by management of the Business since January 1, 1994 have been provided to Buyer. Seller is not subject to any judgment, ruling, injunction, order or agreement with any court, arbitrator or regulatory authority materially restricting or adversely affecting the conduct of the Business or Seller's ownership of the Assets. Seller has heretofore delivered to Buyer a list, which to Seller's Knowledge is complete, setting forth all product liability claims, workers' compensation claims, unemployment compensation claims, all age, race, religion or other discrimination claims, and all other claims of any sort and nature known to Seller, whether such claims were dismissed, settled, or otherwise resolved against Seller or any Affiliate in respect of the Business since January 1, 1994.

3.18 OSHA MATTERS. Seller, in respect of the Business, is in compliance with all requirements of the Occupational Safety and Health Act ("OSHA"), the regulations promulgated thereunder and any and all state, local and regional laws relating to employee health, welfare and safety with respect to the Business except for matters of non-compliance which, individually or in the aggregate, are inconsequential to the Business. Seller has no knowledge of and has not received any citation from OSHA, any inspector therefor, or any state, local or regional agency setting forth any reason for which the facilities or operations of the Business are not in compliance with OSHA, the regulations thereunder, or any comparable foreign, state or local law ("OSHA Claims") which remain unresolved or outstanding at the Effective Time. Seller has heretofore delivered to Buyer a complete list setting forth all OSHA Claims Known to Seller which have been threatened or asserted against the Business since January 1, 1994.

3.19 EMPLOYEE RELATIONS.

     1. UNION AGREEMENTS. Seller is not a party to any collective bargaining agreement with respect to the Business except for the Union Agreement. The Union Agreement has not been amended, modified or extended. Except for the Union, no unions or other collective bargaining units have been, or are required to be, certified or recognized by Seller as representing any employees of the Business, and no union organized efforts exist with respect to any employees of the Business except for the Union.

     2. LABOR DISPUTES. There are not, to Seller's Knowledge, any pending or currently threatened any strike, picketing or work stoppage by any employees of the Business against Seller, the Assets or properties of the Business wherever located, any secondary boycott with respect to the Products, any lockout by Seller of any Business employees which may materially affect the Business, its operation, or the Assets ("Labor Disputes"). Seller has heretofore delivered to Buyer a complete list setting forth all material Labor Disputes (if any) known to Seller occurring in respect of the Business from and after January 1, 1994.

     3. GRIEVANCES, CLAIMS, ETC. Except as disclosed in PART 3.19C there are not, to Seller's Knowledge, any pending or currently threatened grievances, arbitrations, unfair labor charges or practices filed against Seller in respect of the Business with the National Labor Relations Board or any comparable federal, state or local board, agency or commission, or any claims, including but not limited to any claims brought before the Equal Employment Opportunity Commission ("Labor Claims") or under any act, local, state, federal civil rights laws or any other law, rule or regulation relating to employment.

     4. COMPLIANCE WITH LAWS. To Seller's Knowledge, in respect of the Business, Seller has complied and is in compliance with, and Seller covenants and agrees that it will comply through the Closing Date, with all laws relating to the employment of labor, including, but not limited to, any provisions thereof relating to equal employment opportunities, civil rights, working conditions, wages, hours, COBRA, and the payment of social security and similar taxes, and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing, except that no representation is made with respect to WARN or the Union Agreement.

     5. EMPLOYEE HANDBOOK. Seller has provided to Buyer a true and complete copy of the Business' current Employee Handbook for the Sidney Division.

     6. LIST OF EMPLOYEES. PART 3.19F of the Disclosure Schedule sets forth the true and complete list of names, positions and total direct remuneration of all salaried and hourly employees who are employed by the Business as of July 10, 1997 together with a listing of all individuals on layoff, out on workers' compensation, or other approved leave programs, whether paid or unpaid. No employee of the Business is subject to any confidentiality, non-disclosure and non-competition agreement with Seller or any other entity except as described in the Disclosure Schedule.

3.20 EMPLOYEE BENEFITS.

     1. DESCRIPTION OF PLANS. Set forth in PART 3.20A is a true and complete list of each Plan currently affecting or covering any employees of the Business.

     2. COMPLIANCE WITH LAW. All Employee Benefit Plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, The Monarch Machine Tool Company Pension Plan A, and The Monarch Machine Tool Company Retirement Savings Plan:
(i) are qualified to the extent required by law under Section 401(a) of the Code; (ii) have been operated in all material respects in accordance with ERISA;
(iii) have not engaged in any nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4875 of the Code); (iv) are fully funded to the extent required by Section 412 of the Code; (v) are not subject to liability to the Pension Benefit Guaranty Corporation for any reason except payment of annual premiums; (vi) are not subject to "partial" or "complete" termination (as defined in ERISA); and (vii) are not subject to any "reportable event" as defined in ERISA (except that the giving of the WARN Notice may involve a "reportable event"). All employee welfare benefit plans, as described in Section 3(1) of ERISA, covering the employees of the Business have been operated in all material respects in accordance with ERISA. Seller is not subject to any liability to any multi-employer pension plan on account of any "withdrawal" or "partial withdrawal" as those terms are defined in ERISA.

     3. DOCUMENTATION PROVIDED TO BUYER. Seller will deliver or will make available to Buyer, upon request, true, complete and correct copies of (i) all documents and summary plan descriptions with respect to the Plans, or summary plan descriptions of any such Plans not otherwise in writing, (ii) the most recent Form 5500s filed, including all schedules thereto and financial statements with attached opinions of independent accountants, (iii) the most recent determination letters from the IRS, or correspondence related thereto,
(iv) the consolidated statement of assets and liabilities of the Plans as of their most recent valuation date, and (v) the statement of changes in net assets available for benefits under the Plans for the most recently ended Plan year. The financial statements so delivered fairly present the financial condition and the results of operations of each of the Plans as of such dates, in accordance with GAAP.

     4. HEALTH PLANS. All group health plans of Seller and any ERISA Affiliate have been operated in material compliance with the group health plan continuation coverage requirements of Sections 162(i) (as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988) and 4980B of the Code to the extent such requirements are applicable.

3.21 COMPLIANCE WITH LAW/GOVERNMENTAL AUTHORIZATIONS. Seller, in respect of the Business, has complied, and has conducted the Business in accordance with all applicable statutes, laws, regulations, rules and other requirements of all foreign, federal, state and local governmental authorities having jurisdiction over Seller applicable to the Assets or the Business other than statutes, laws, regulations and other requirements relating to tax, employment, employee benefit and environmental matters (which are the subject of specific representations and warranties hereunder) except where the failure to so comply has not had and will not have a material adverse effect on the Business or Assets. Since January 1, 1994, Seller has not received any notification of any asserted present or past failure by the Business to comply with such statutes, laws, regulations or rules, except as disclosed in this Agreement or pursuant to this Agreement or in a Schedule to this Agreement.

3.22 ENVIRONMENTAL MATTERS.

     1. IN GENERAL. Except as set forth in PART 3.22A of the Disclosure Schedule, the Environmental Disclosure Schedule, Seller is in compliance with all applicable Environmental Laws (as defined below), which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof except for such minor instances of noncompliance which do not, either alone or in the aggregate, adversely affect the financial condition or operation of the Business. Except as set forth in PART 3.22A of the Disclosure Schedule, Seller has received no communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, that alleges that Seller is not in such full compliance. All governmental authorizations currently held by Seller pursuant to the Environmental Laws are identified on the Disclosure Schedule.

     2. NO CLAIMS. Except as set forth in PART 3.22B of the Disclosure Schedule, there is no Environmental Claim (as defined below) pending or, to Seller's Knowledge, threatened against the Business, the Assets or the Sidney Facility or, to Seller's Knowledge, against any person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed in respect of the Business, the Assets, or the Sidney Facility, either contractually or by operation of law.

     3. ABSENCE OF EVENTS OR CONDITIONS. Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where Seller, within the past five (5) years, has treated, stored, disposed or arranged for the storage, treatment or disposal of Materials of Environmental Concern used in the Business are identified in PART 3.22C of the Disclosure Schedule, (ii) all underground storage tanks, and the capacity and contents of such tanks, located now or, to Seller's Knowledge, within the past ten (10) years on the Real Property are identified in the Disclosure Schedule, (iii) except as set forth in the Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office located on the Real Property, (iv) except as set forth in the Disclosure Schedule, no polychlorinated byphenyls (PCBs) are or have been used or stored at the Real Property, (v) neither Seller nor, to Seller's Knowledge, any predecessor owner of the Real Property, has filed, within the past ten (10) years, any notice under any federal law or under any law of the State of Ohio reporting a spill or release of Materials of Environmental Concern at the Real Property; (vi) no lien asserting any claim or liability in favor of any governmental entity for (A) any liability under federal, state or environmental laws or regulations, or (B) damages arising from or costs incurred by any local governmental entity in response to a release of Materials of Environmental Concern into the environment is presently pending against or attached to the Real Property.

     4. NO CAPITAL EXPENDITURES REQUIRED FOR COMPLIANCE. Except as set forth in the Disclosure Schedule, to Seller's Knowledge, no capital or other expenditures are required to bring the Assets or Seller into compliance with any currently applicable, or adopted but not yet effective, Environmental Laws.

     5. CERTAIN DEFINITIONS. For purposes of this Section, the following definitions apply:

     "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, including, without limitation, any hazardous substances, wastes or materials as defined by any Environmental Laws.

     "ENVIRONMENTAL CLAIM" shall mean any legal or equitable, civil, criminal or administrative claim, action, suit, demand, hearing, notice letter, notice of violation, order, judgment, investigation or proceeding, against or relating in any way to the Premises and/or it appurtenances that is based upon pollution, contamination, damage or injury, or the threat of the same, due to the release or threatened release of a Hazardous Substance(s) (as defined below) into the environment, or that is related to requirements of, violations of, liability under, or limitations or restrictions arising under any "Environmental Law" (as defined below).

     "ENVIRONMENTAL LAW" shall mean any common law or any federal, state or local law, statute, code, ordinance, rule or regulation any amendments thereto (whether such state or local law, statute, code, ordinance, rule or regulation and any amendments thereto (whether such state or local law, statute, code, ordinance, rule or regulation derives its authority from the constitution or laws of the United States or the state where the Premises is located) relating to either the waters of the United States or the state where the Premises is located or to the emission, discharge, spill, release or threatened release of any Hazardous Substance into the environment (including, but not limited to, ambient air, surface water groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances, including, but no limited to, the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq., the Federal Clean Air Act, 42 U.S.C. 7401-7626, the Federal Water Pollution Control Act and Federal Clean Water Act of 1977, 33 U.S.C. 1251, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 135 et seq., the Federal Environmental Pesticide Control Act, the Federal Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Federal Safe Drinking Water Act, 42 U.S.C. 300(f), et seq., and the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001, et seq. (reference to all of such Acts to include all amendments).

     "HAZARDOUS MATERIALS" shall include, without limitation: (i) those substances which now or hereafter are included within the definition of "Hazardous Substances", "Hazardous Materials", "Toxic Substances", "Hazardous Waste",

     "Solid Waste", "Pollutant", or "Contaminant" in any Environmental Law, the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq. and in the regulations promulgated pursuant to those laws (as amended), (ii) those substances listed int he United States Department of Transportation Table (49 C.F.R. 172.101 and any amendments thereto) and by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto), (iii) such other substances, materials, and wastes which now or hereafter are regulated or are classified as hazardous or toxic by any federal, state, or local government or political subdivision of any government or any agency or instrumentality thereof, and (iv) oil and petroleum products or by-products.

     "ENVIRONMENTAL AUDIT". Buyer acknowledges receipt of the Level I Site Assessment and Environmental Audit Report with respect to the Sidney Facility prepared by The Payne Firm, Inc., Cincinnati, Ohio.

3.23 [RESERVED.]

3.24 PAYMENT OF TAXES.

     1. Seller has filed and will continue to file all federal, state, regional and/or local income, excise or franchise tax and informational returns, real estate and personal property tax returns, sales and use tax returns, F.I.C.A. returns, Workers Compensation returns and other tax and informational returns required to be filed by it and has paid all taxes owing by Seller in respect of the Business or the Assets, including both the employee and employer portion of the F.I.C.A. taxes, income, excise, and franchise taxes, and workers compensation premiums, except taxes which have not yet accrued or otherwise become due and payable and except a may, in the future, be contested in good faith proceedings.

     2. Neither the Internal Revenue Service nor any other taxing authority is now asserting or to the best of Seller's Knowledge, threatening to assert against Seller or any Affiliate, in respect of any of the Assets, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

3.25 RELATED PARTY TRANSACTIONS. Seller is not a party to any contract, agreement, lease, loan, commitment, transaction, arrangement or other understanding, oral or written, with any Affiliate in respect of the Business. Neither Seller nor any Affiliate has any direct or indirect interest in any competitor, supplier, or customer of the Business or in any party from, or to, whom Seller leases any real or personal property in respect of the Business or in any other person with whom Seller or any Affiliate, in respect of the Business, is doing business.

3.26 INSURANCE.

     1. IN GENERAL. Attached hereto as PART 3.26A is the Schedule of Insurance, which lists all insurance policies and arrangements of the Business, including the name of the insurer, the insured, the beneficiary, the policy number, the amount of the coverage, and the dates of commencement and termination. Seller has maintained (and paid all premiums thereon when due) and now maintains: (i) insurance on the Assets of a type customarily insured, covering property damage by fire or other casualty; and (ii) adequate, in Seller's reasonable business judgment, insurance protection against all liabilities, claims, and risks against which it is customary to insure, in respect of the Business, including without limitation, all required insurance for worker's compensation and unemployment, products liability, and general public liability. Seller will deliver to Buyer, upon written request, copies of insurance certificates evidencing that all such insurance coverage is in full force and effect as of the Closing Date. Seller, in respect of the Business, has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since January 1, 1994.

     2. PRODUCT LIABILITY. Seller, since January 1, 1994, has maintained insurance for product liability in respect of the Business in a principal amount not less than One Million Dollars ($1,000,000) per occurrence and excess coverage of Ten Million Dollars ($10,000,000), subject to a $100,000 retention, through the Closing Date. Seller has maintained and now maintains (and has paid all premiums thereon when due) product liability insurance on an "incurrence basis."

     3. SELF INSURANCE. PART 3.26C describes any self-insurance arrangements affecting the Business, the Assets and/or the employees of the Business.

3.27 FINDER'S FEES. Neither Seller nor any Affiliate of Seller has incurred or become liable for any broker's commission or finder's fee relating to, or in connection with, the transactions contemplated by this Agreement or taken any action whatsoever to cause Buyer to incur or become liable for any such commission or fee.

3.28 PRODUCT WARRANTIES. Attached at PART 3.28 to the Disclosure Schedule are true and correct copies of the only authorized standard product and service warranty policies offered or given to dealers, distributors and/or other purchasers of the Product. Except as set forth at Part 3.28 to the Disclosure Schedule, neither Seller nor, to Seller's Knowledge, any distributor or sales representative of Seller, has given any third party any product warranties, representations, guarantees, or indemnifications (oral or written) with respect to the Products.

3.29 CUSTOMER DEPOSITS. Seller has not received, as of June 30, 1997, any deposits, payments on account or similar payment with respect to any of its contracts in respect of the Business, and no such deposits, payments on account or similar payments are due or owing to Seller except as set forth in PART 3.29 of the Disclosure Schedule (which will be updated as of the Closing and which liability will be set forth in the Final Closing Statement).

3.30 FULL DISCLOSURE. No statement of fact made by Seller in this Agreement or in any Schedule or Exhibit furnished to Buyer pursuant hereto is false or inaccurate in any material respect or omits to state any fact necessary to make the statements herein or therein not misleading in any material respect. To the extent that any of the representations and warranties made by Seller in this Agreement is qualified by the knowledge of Seller, as of the date of this Agreement, Seller represents and warrants that it has made reasonable inquiry of the key management personnel of Seller concerning the matters to which such representations and warranties relate, including, but not limited to, the individuals identified in the definition of "Knowledge" contained in ARTICLE 1.

3.31 SURVIVAL. All representations and warranties made by Seller in this Agreement or in any related document or other certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of five (5) years irrespective of any investigation of the Assets or the Business made by Buyer, shall be true and correct on the Closing Date as if specifically made thereon, and shall survive thereafter to the extent a claim for indemnification is asserted by Buyer in respect of such representation or warranty during such five (5) year period. Notwithstanding anything in the preceding sentence to the contrary: (i) the representations and warranties contained in Sections 3.5 (Financial Statements), 3.6 (Changes), 3.15 (Contracts), 3.16 (Accounts Payable), 3.26 (Insurance), 3.28 (Product Warranties), and 3.29 (Customer Deposits) shall survive the Closing for a period of two (2) years; (ii) the representations and warranties contained in Section
3.22 (Environmental Matters) shall survive the Closing for a period of fifteen
(15) years; (iii) the representations and warranties contained in Section 3.24 (Taxes) and 3.20 (Employee Benefits, to the extent such representations and warranties relate to taxes) shall survive the Closing until the expiration of any statutes of limitations applicable with respect to such taxes; and (iv) the representations and warranties contained in Sections 3.1 (Ownership of Assets) and 3.4 (to the extent Section 3.4 relates to ownership of assets) and Section
3.2 (Organization, Qualification and Authority) shall survive the Closing without limitation. To the extent any such representation or warranty relates to the Real Property, such representations and warranties shall survive the delivery and recording of the Sidney Lease (or any Memorandum of Lease) and shall not be deemed merged therein.

ARTICLE 4

                               COVENANTS OF SELLER
                               -------------------

     The covenants and agreements set forth in this ARTICLE 4 shall survive the Closing Date.

4.1  CONDUCT OF BUSINESS.

     Between the date of this Agreement and the Closing, Seller will do the following in respect of the Business unless Buyer shall otherwise expressly consent in writing:

     1. Conduct the Business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices, except for actions specifically required to be taken by Seller pursuant to this Agreement prior to Closing, or actions not specifically permitted or specifically provided for herein which Buyer directs Seller to take prior to Closing;

     2.   Refrain from the following with respect to the Business:

          (1) amending, restating, modifying or extending any Union Agreement or entering into a new collective bargaining agreement with any Union except that Seller shall not be restricted in negotiating in regard to the effects of the transactions contemplated herein upon its employees covered by the Union Agreement;

          (2) increasing its Inventory from the levels reported in the June 30, 1997 Interim Balance Sheet except in direct response to requests from customers;

          (3) making any purchase, sale, transfer, assignment, or disposition of the Assets or property or waiving any right of material value, other than in the ordinary course of business;

          (4) mortgaging, pledging, subjecting to a lien or otherwise encumbering any of the Assets except liens for current property taxes not yet due and payable and current liens to which after acquired property became subject;

          (5) incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others;

          (6) incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

          (7) making sales to customers on other than upon the Business' current terms and conditions with respect to each such customer (including price and terms of payment) and in the ordinary course of business;

          (8) borrowing any amount or incurring or becoming subject to any material liabilities, except normal borrowings under its existing credit facilities, other current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

          (9) canceling without fair consideration any material debts or claims owing to or held by it;

          (10) granting any bonus or any wage or salary increase to any employee or shareholder or group of employees, except as required under the Union Agreement or except in the ordinary course;

          (11) granting any increase in any employee benefit plan or arrangement (except in accordance with past custom and practice and except for the Union Agreement), or amending or terminating any existing employee benefit plan or arrangement or adopting any new employee benefit plan or arrangement (except for the termination thereof) and any amendments in connection therewith of any Plans;

          (12) making any capital expenditures or commitments therefor that are in excess of Ten Thousand Dollars ($10,000) individually or in the aggregate which would be an obligation of Buyer after the Closing;

          (13) making any loans or advances to, or guarantees for the benefit of, any persons, except for advances made to employees for expenses in the ordinary course of business; and

          (14) entering into any other material transaction other than in the ordinary course of business.

     3. Use its reasonable efforts to keep intact the Business' business organization, to retain the Business' present officers and employees (other than such officers and employees, if any, who have been advised by Buyer that Buyer as of the Closing Date will not be extending an offer of employment to them) and to preserve the goodwill of all suppliers, customers, and others having business relations with the Business;

     4. Have in effect and maintain at all times all insurance of the kind, in the amount, and with the insurers set forth in the Schedule of Insurance heretofore delivered to Buyer;

     5. Permit Buyer and its authorized representatives to have at reasonable times full access to all of the Business' properties, assets, records, contracts, and documents, and furnish to Buyer or its authorized representative such financial and other information as Buyer may from time to time reasonably request in respect of the Business, including but not limited to, monthly interim financial statements within twenty (20) days after the end of the month;

     6. Permit Buyer to contact customers, suppliers, sales representatives, personnel and others having relations with the Business as mutually agreed upon between Seller and Buyer or with approval of Seller (which shall not be unreasonably withheld or delayed).

     7. Not cause the Business to combine or merge with or consolidate with any other corporation or entity;

     8. Not take any action, or omit to take any action, which would cause a breach of or default under any of the Business' material Contracts, leases, or commitments; and

     9. Notify Buyer promptly of any material adverse event or material change in the Business or the condition of the Assets.

4.2 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Between the date hereof and the Closing, promptly upon the occurrence of, or promptly upon Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations, warranties or covenants of Seller contained in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its reasonable efforts to prevent or promptly remedy the same.

4.3 CONSUMMATION OF AGREEMENT. Seller shall use its reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement.

4.4 COOPERATION. Seller shall use its reasonable efforts to cause the Closing to occur on July 31, 1997 or as soon as practicable thereafter and shall not undertake any course of action inconsistent with such intended result.

4.5 REGULATORY FILINGS. Seller shall promptly take all actions necessary to make each filing it is required to make with any governmental agency or authority as a condition to or consequence of the consummation of this Agreement, and shall use its reasonable efforts to assist Buyer in making such required filings.

4.6 INJUNCTIONS. If any United States court having jurisdiction over Seller issues or otherwise promulgates any Injunction, Seller shall use its reasonable efforts to have such Injunction dissolved or otherwise eliminated as promptly as possible; PROVIDED, HOWEVER, that the foregoing provision shall not require Seller to dispose of any of its assets or business or to agree to any restriction on its ownership, acquisition or disposition of assets or the conduct of its business or take any action other than to pursue the litigation diligently and in good faith.

4.7 TAXES. Seller covenants and agrees that it will prepare and file all tax returns required to be filed by it including, without limitation, payroll, workers' compensation, state and federal unemployment tax returns and pay all amounts due thereunder except for taxes contested in good faith by appropriate proceedings.

4.8 GOVERNMENTAL AUTHORIZATION. Seller agrees that, with respect to Governmental Authorizations (if any) which are non-transferrable, Seller shall cooperate with Buyer to effect the creation of identical or substantially similar rights in favor of Buyer after the Closing.

4.9  EMPLOYEES OF THE BUSINESS.

     1. NO OBLIGATION TO ASSUME COLLECTIVE BARGAINING AGREEMENT. Buyer does not accept or assume any collective bargaining agreement (including the Union Agreement) covering any of Seller's employees. Seller agrees to satisfy any obligations under the National Labor Relations Act, state or local laws to bargain with the Union concerning the effects of this sale of Assets on terminated bargaining unit employees.

     2. NOTIFICATION. Following execution of this Agreement, Seller agrees to notify the Union in writing of: (i) the execution of this Agreement; (ii) the sale of the Assets under this Agreement; and (iii) that Buyer is not assuming the Union Agreement.

     3. OFFERS OF EMPLOYMENT; COMMUNICATION WITH EMPLOYEES. Buyer shall not be obligated by this Agreement to offer employment after the Closing Date to any employees of the Seller. Following the execution of this Agreement and upon notice to Seller, Buyer may communicate with any employees of the Seller who are to be terminated by Seller pursuant to Section 4.9D for the purpose of offering such employees employment with Buyer. Seller shall not directly or indirectly induce, suggest, or recommend to employees of Seller that they accept or reject employment with Buyer.

     4. NOTICE OF TERMINATION. Seller agrees that it will give notice of termination of employment to all of its employees (hourly and salaried) located at the Sidney Facility whose primary responsibility is in connection with the Business, which termination of employment will be effective no later than the date immediately prior to the Closing Date.

     5. NO ASSURANCE OF CONTINUED EMPLOYMENT. Seller hereby agrees that it will not, without the prior written consent of Buyer, notify, promise, represent, advise, state or otherwise communicate to any employee of Seller that Buyer will nor will not be hiring any or all such employees or make any offer of employment on behalf of Buyer. All inquiries regarding the prospect of continued employment which may be made by Seller's employees shall be directed to Buyer.

     6. TERMINATION OF EMPLOYEES. Immediately prior to the Effective Time, Seller shall terminate all of its employees located at the Sidney Facility whose primary employment responsibility is in connection with the Business as of the Closing Date, and shall bear all resulting claims, losses, damages and expenses, and other liabilities and obligations, if any, relating to or arising out of such termination and/or permanent layoff, including but not limited to the following (regardless of when such claim may be asserted):

          (1)  severance pay;

          (2)  accrued wages or vacation pay;

          (3)  hospitalization or medical claims;

          (4)  unemployment compensation

          (5) claims for back pay and/or reinstatement (including interest assessed thereon);

          (6) claims for contributions or benefits under the provisions of any Plan;

          (7)  wage and hour claims;

          (8) any claims under any collective bargaining agreement, grievances filed pursuant to any collective bargaining agreement, unfair labor practices filed with the National Labor Relations Board or any comparable foreign, federal, state or local board, agency or commission;

          (9)  claims relating to equal employment opportunity;

          (10) claims asserting the right to participate in any medical insurance program under COBRA or comparable state law;

          (11) any funding or withdrawal liability relating to any Plan;

          (12) any claims or litigation resulting from such termination and/or permanent layoff and/or the sale of the Assets or otherwise; and

          (13) any and all claims arising out of employment on or prior to the Closing Date regardless of when such claims may be asserted.

     7. OBLIGATIONS OF BUYER. Buyer agrees that it will retain all liability for any and all claims, losses, damages, and expenses, and other liabilities and obligations relating to or arising out of all unfair labor practice charges, wrongful termination or refusal to hire litigation, employment discrimination charges, severance claims, health and welfare claims, retirement claims, worker's compensation claims, and any other claims related to employment and based solely upon Buyer's conduct after the Closing Date or based solely upon Buyer's conduct in discussions contemplated by Section 4.9C above pending the Closing Date (and which are filed within applicable statutes of limitations). Notwithstanding the above, Buyer assumes no liability for Seller's compliance or non-compliance with the WARN Act (based, in whole or in part, upon Buyer's not hiring certain of Seller's employees at Closing).

     8. VACATION PAY. Any costs of earned or accrued but unpaid vacation as of the Closing Date shall be the obligation of Seller.

4.10 ENVIRONMENTAL MATTERS. Seller covenants and agrees at its sole cost and expense, to defend, indemnify and hold harmless Buyer, its successors, assigns from and against, and shall reimburse Buyer, its successors and assigns for, any and all loss, claims, liability, damage, judgment, penalty, injunctive relief, action or cause of action incurred by cost, expense, or asserted against Buyer and arising in connection with or as a result of any one or more of the following (collectively, "Environmental Loss"):

          (1) Any existence, use, handling, storage, transportation, manufacture, release, threat of release, disposal, or arrangement for disposal of any Materials of Environmental Concern in, on, under or affecting any of the Facilities during the occupancy thereof by Seller which Materials of Environmental Concern or events in respect thereof were created, arose or occurred on or before the Effective Time;

          (2) Any failure of Seller or any of their respective Affiliates to comply with any Environmental Laws on or before the Effective Time;

          (3) Any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency in connection with any release of a Material of Environmental Concern or non-compliance with Environmental Laws occurring or allegedly occurring in, on, under or affecting the Facilities, which release or non-compliance arose or occurred on or before the Effective Time;

          (4)  Any failure of any representation and/or warranty set forth in
               Section 3.22 above to be correct in all material respects;

          (5)  Any failure of Seller to perform any covenant set forth in
               Section 3.22 above; and

          (6) Any claim, demand or cause of action, or any action or other proceedings, whether meritorious or not, brought or asserted against Buyer, its successors, assigns and/or designees which relates to, arises from or is based on any of the matters described in clauses (i) through (iv) of this Section 4.10.

     The foregoing indemnification against Environmental Loss shall apply to all of clauses (i) through (vi) of this Section 4.10 whether such events, acts or omissions are foreseeable or unforeseeable, regardless of the source, the time of occurrence or the time of discovery.

     The indemnification obligations of Seller under this Section 4.10 are independent of the indemnification obligations set forth in Section 10.1. Claims under this Section 4.10 shall be governed by the procedures described in Section
10.3 and shall survive the Closing for a period of fifteen (15) years.

4.11 USE OF CERTAIN SUPPLIES. Notwithstanding anything in this Agreement to the contrary, Seller agrees to permit Buyer to use in the conduct and operation of the Business of the Business the existing packaging, shipping invoices, purchase orders, marketing materials and similar supplies of the Business which bear the name "THE MONARCH MACHINE TOOL COMPANY" or any logos for the period necessary to exhaust such supplies; PROVIDED, HOWEVER, that Buyer shall overprint, apply an appropriate label or otherwise obliterate such names and logos on such items; PROVIDED, FURTHER, that Buyer shall not represent or hold itself out to the public as representing Seller.

0.1 ENFORCEMENT OF RESTRICTIVE COVENANT OF FORMER EXECUTIVE. Seller has informed Buyer that Seller and Robert Seiwert (the former Chairman of Seller) are parties to an agreement which, INTER ALIA, restricts Mr. Seiwert from competing in the Business for a defined period of time. Buyer agrees that Seller's rights under said agreement are not being assigned to Buyer as part of the Assets. Seller covenants and agrees that in the event Seller learns (from Buyer or others) or has a reasonable basis to believe that Mr. Seiwert is engaging, or is about to engage, in any activities relating to the Business in violation of his restrictive covenants, Seller agrees to seek and obtain, at no cost to Buyer, appropriate legal and equitable relief as Buyer may request in order to enforce Mr. Seiwert's obligations and enjoin such actual or threatened breach. Any and all monetary damages recovered or recoverable against Mr. Seiwert shall inure to the sole benefit of Seller.

4.12 NOTIFICATION TO DISTRIBUTORS AND SALES REPRESENTATIVES. Seller has informed Buyer that certain of the distributorship agreements and sales representative agreements entered into by Seller in connection with the sale of Products of the Business also cover other divisions and businesses of Seller (in particular Seller's Cortland, New York operations). Immediately after the Effective Time, Seller shall notify each of its distributors ("Notification of Distributors") in respect of the Business that the Assets are being sold to Buyer and that the distributorship agreements and sales representative agreements between Seller and such distributors and sales representatives shall remain in effect solely with respect to those portions of Seller's business which are not being purchased by Buyer hereunder. Seller shall furnish Buyer a form of the proposed Notification to Distributors not less than three (3) days prior to the intended mailing date, and Seller shall not offer, promise, advise, state or otherwise communicate to any distributor or sales representative that Buyer will not be entering into a business relationship with such persons and entities.

0.2 REMOVAL OF EXCESS LUBRICANTS AND OTHER MATERIALS OF ENVIRONMENTAL CONCERN. Within five (5) days prior to the Closing Date or as soon as practicable thereafter, representatives of Buyer and Seller shall examine the nature and quantity of machine lubricants and similar materials stored at the Sidney Facility. Seller agrees to remove, at Seller's sole cost and expense, such quantities of lubricants and similar materials as Buyer identifies as being in excess of materials necessary to service Buyer's machine maintenance needs for a six (6) month period following the closing. The method and location of such removal shall be mutually agreed by Buyer and Seller and shall be conducted in accordance with all applicable Environmental Laws.

4.13 CLOSING SCHEDULE OF ACCOUNTS PAYABLE. Within five (5) days following the Closing Date, the parties will annex to the Disclosure Schedule at PART 4.15 the Closing Schedule of Accounts Payable. The Closing Schedule of Accounts Payable will be reflected on the Final Closing Statement and will reflect a full and complete list of all accounts payable of the Business as of the Closing Date, reflecting as to each account the creditor's name, the amount owed thereunder, and the age or date of such payable.

4.14 EXTENDED PRODUCT LIABILITY INSURANCE. Seller covenants and agrees to deliver to Buyer at the Closing an insurance certificate evidencing that continuing "tail" product liability insurance coverage in an amount not less than coverage in the amounts described in Section 3.26B is in full force and effect, and Seller covenants and agrees to maintain such insurance for a period of not less than three (3) years following Closing and, to the extent possible, if requested by Buyer, to name Buyer as an additional insured, at Buyer's cost.

4.15 SHIPMENT BY SELLER OF "PREDATOR" UNIT AT CORTLAND DIVISION. Seller covenants and agrees that Seller shall load, handle and ship to the Sidney Facility, prior to or following the Closing Date, as Buyer may request, and at Seller's sole cost (including, but not limited to, freight insurance), the certain "Predator" unit currently located at Seller's Cortland, New York operations. Risk of loss of such unit shall pass to Buyer F.O.B. the Sidney Facility.

ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer, in order to induce Seller to sell the Assets to Buyer hereunder, hereby makes the following representations and warranties, each of which shall be true and correct on the execution hereof except as otherwise specified herein and will be true and correct at the Effective Time, and which shall survive the Closing Date for the period specified in Section 5.6.

5.1 ORGANIZATION OF BUYER. Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Ohio with full power to own or lease its properties, to conduct its business, and to acquire and own the Assets and operate the Business. The General Partner has the power and authority to execute this Agreement and the Related Documents on behalf of Buyer. The General Partner is duly organized, validly existing and in good standing under the laws of the State of Ohio.

5.2  AUTHORITY OF BUYER.

     1. DUE EXECUTION. All necessary action, corporate or otherwise, has been taken by the General Partner of Buyer to authorize the execution, delivery, and performance of this Agreement and the Related Documents.

     2. NO BREACH OF STATUTE OR CONTRACT. At the Effective Time, the execution and delivery of this Agreement, and the performance of the obligations by Buyer under this Agreement will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under: (i) any provision of law; (ii) any order, rule or regulation of any court, arbitrator or other agency of government; (iii) any provision of the Limited Partnership Agreement of Buyer or the Articles of Incorporation or Code of Regulations of the General Partner, or (iv) any lease, indenture, agreement or other instrument to which Buyer or its properties or assets is or may be bound.

     3. POWER AND AUTHORITY TO ENTER INTO AGREEMENT. Buyer has the right, power, legal capacity, and authority to enter into and to and perform its obligations under this Agreement and the Related Documents to which Buyer is a party. Except as set forth in PART 5.2C of the Disclosure Schedule, no consent, approval or authorization of, or registration, declaration, or filing with any governmental authority (federal, state or local, domestic or foreign), collective bargaining unit, lending institution or other third party is required in connection with the execution and delivery by Buyer of this Agreement or any Related Document to which Buyer is a party or its performance of, or compliance with, the terms, provisions and conditions hereof or thereof.

     4. ENFORCEABILITY. This Agreement and the Related Documents to which Buyer is a party constitute the valid and binding obligation of Buyer, each enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

5.3 FINDER'S FEE. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to, or in connection with, the transactions contemplated by this Agreement or taken any action whatsoever to cause Seller to incur or become liable for any such commission or fee.

5.4 LITIGATION. No litigation is pending or, to the best of Buyer's knowledge, threatened against Buyer which could prevent it from entering into, or performing its obligations under, this Agreement.

5.5 FULL DISCLOSURE OF REPRESENTATIONS. No representation, covenant, or warranty by Buyer and no statement, Exhibit or Schedule furnished to Seller pursuant hereto, omits or will omit to state a material fact necessary to make any representations, covenants, and/or warranties of Buyer under this Agreement not misleading.

5.6 SURVIVAL. The representations and warranties made by Buyer in this Agreement or in any related documents or other certificate or instrument delivered pursuant to this Agreement, including, but not limited to, those contained in this ARTICLE 5 shall survive the Closing for a period of five (5) years, and shall survive thereafter to the extent a claim for indemnification is asserted by Seller in respect of such representation or warranty during such five (5) year period except that the representations and warranties contained in Sections 5.1 and 5.2 shall not expire.

ARTICLE 6

                               COVENANTS OF BUYER
                               ------------------

     Buyer, in order to induce Seller to enter into this Agreement and to perform the obligations hereunder, hereby makes the covenants and agreements set forth in this ARTICLE 6. The covenants and agreements set forth in this ARTICLE 6 shall survive the Closing Date.

6.1 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Between the date hereof and the Closing, promptly upon the occurrence of, or promptly upon Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Buyer prior to the date hereof, of any of the representations, warranties or covenants of Buyer contained in this Agreement, Buyer shall give detailed written notice thereof to Seller and shall use its reasonable efforts to prevent or promptly remedy the same.

6.2 CONSUMMATION OF AGREEMENT. Buyer shall use its reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement.

6.3 COOPERATION. Buyer shall use its reasonable efforts to cause the Closing to occur on July 31, 1997 or as soon as practicable thereafter and shall not undertake any course of action inconsistent with such intended result.

6.4 REGULATORY FILINGS. Buyer shall promptly take all actions necessary to make each filing it is required to make with any governmental agency or authority as a condition to or consequence of the consummation of this Agreement, and shall use its best efforts to assist Seller in making such required filings.

6.5 INJUNCTIONS. If any United States court having jurisdiction over Buyer issues or otherwise promulgates any Injunction, Buyer shall use its best efforts to have such Injunction dissolved or otherwise eliminated as promptly as possible, PROVIDED, HOWEVER, that the foregoing provision shall not require Buyer to dispose of any of its assets or business or to agree to any restriction on its ownership, acquisition or disposition of assets or the conduct of its business or take any action other than to pursue the litigation diligently and in good faith.

6.6  MAINTENANCE OF BOOKS AND RECORDS.

     1. RETENTION OF RECORDS. Subject to this Section 6.6A, for a period of five (5) years following the Closing Date, Buyer shall retain, at no cost to Seller, all books, records and files of the Business pertaining to the period prior to the Closing Date. After the expiration of said five (5) year period, Buyer may dispose of or destroy any and all such books, records and files; PROVIDED, HOWEVER, that prior to disposing of or destroying such books, records and files, Buyer shall notify Seller of its intention to dispose of or destroy same. Should Seller determine that it may need such materials such as in the case of litigation, tax examination or the like, Seller shall so notify Buyer in writing within thirty (30) days after receipt of Buyer's notice and Buyer shall, at Seller's expense, deliver such materials to Seller or permit Seller to take possession thereof. Notwithstanding anything herein contained to the contrary, Seller acknowledges and understands that Buyer's obligation to maintain books, records and files of the Business following Buyer's relocation of the Business from the Sidney Facility or any other Facility to a new facility shall be limited to those items which Buyer physically removes to the new location.

     2.   ACCESS. During any period that Buyer retains any records described in
Section 6.6A, Buyer shall give Seller and its authorized representatives reasonable access to such records during normal business hours upon reasonable notice at all times, and the right to copy any such records, all at Seller's sole expense. For so long after such period as Seller retains any such records, Seller shall give Buyer and its authorized representatives reasonable access to such records during normal business hours upon reasonable notice for the purposes enumerated in the preceding sentence, all at Seller's sole expense.

ARTICLE 7

                      FURTHER AGREEMENTS AND UNDERSTANDINGS
                      -------------------------------------

7.1  ASSISTANCE IN COLLECTION OF SELLER'S RECEIVABLE UPON SELLER'S REQUEST.

     1. Buyer agrees to use its reasonable administrative efforts (which shall include, without limitation, those efforts taken by Buyer in connection with the collection of Buyer's accounts receivables, but excluding the institution of litigation or the retention of a collection agency), upon request by Seller, to collect Seller's Receivables on behalf of Seller for a period not to exceed six
(6) months following the Closing. Each party agrees to promptly remit to the other all funds collected in respect of the other party's accounts receivable. Buyer shall not compromise any of Seller's Receivables without the prior written consent of Seller. Should Seller request Buyer's assistance, Buyer shall provide Seller with copies, not less frequently than monthly, of such portion of Buyer's account ledgers which relate specifically to the collection of Seller's Receivables and application of collections of Seller's Receivables and other collections from those customers to whom Seller's Receivables relate. All funds received from the account debtors in respect of Seller's Receivables will be applied in accordance with specific invoices accompanying such payment or, in the absence of such invoices, as directed by the customer. Seller agrees that it will not institute any legal action against any of the account debtors described in PART 7.1B of the Disclosure Schedule (Schedule of Receivables) for the purpose of collecting Seller's Receivables without providing at least thirty
(30) days notice to Buyer of Seller's intention to institute such legal action.

     2. In order to facilitate the application of payments by account debtors of the Business following the Closing, Seller will annex to the Disclosure Schedule at PART 7.1B within five (5) days following the Closing a true and complete schedule of Receivables as of the Closing Date ("Schedule of Receivables"). The Schedule of Receivables shall be initialed by the parties hereto and deemed delivered hereunder). The Schedule of Receivables will reflect a full and complete list of all accounts receivables of the Business as of the Closing reflecting as to each receivable the debtor's name and location (city and state), the amount owed thereunder.

7.2 NO ASSUMPTION OF PLAN LIABILITIES. Buyer shall not, by reason of this Agreement or the transactions contemplated hereby, incur or otherwise assume any liability or obligations under any Plan, whether or not any such Plan or benefit thereunder relates to employees of the Business whom may be employed by the Buyer following the Closing Date, including, without limitation, all severance plan payments and all health insurance benefits (including retiree benefits) payable with respect to employment by the Business prior to the Closing Date. Seller shall retain liability for all benefits (whether the due date for payment of such benefits is on or after the Closing Date) to all employees of the Business employed by Seller during all periods up to and including the Closing Date, and to all present and former employees of the Business who are retired as of the Closing Date, and to the beneficiaries of such employees of the Business, pursuant to the terms and conditions of any Plan.

ARTICLE 8

                       CONDITIONS TO OBLIGATIONS OF BUYER
                       ----------------------------------

     Buyer's obligations to consummate this Agreement and the transaction contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

8.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations, warranties and covenants of Seller contained herein shall be true and correct in all material respects as though made on and as of the date hereof and the Closing Date. Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Seller shall have delivered to Buyer an officer's certificate of Seller dated as of the Closing Date to the foregoing effect.

8.2 OPINION OF SELLER'S COUNSEL. At the Closing, Buyer shall have received from Thompson Hine & Flory L.L.P., counsel for Seller, an opinion dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT "K".

8.3 PROCEEDINGS, DOCUMENTS, INSTRUMENTS SATISFACTORY TO BUYER. All actions, proceedings, consents, schedules, exhibits, instruments and documents required to be delivered by Seller pursuant to this Agreement or incident to the performance of Seller's obligations hereunder, and all other related matters shall be satisfactory to Buyer as to form and substance.

8.4  NO DAMAGE OR DESTRUCTION TO FIXED ASSETS; NO MATERIAL CHANGES.

     1. IN GENERAL. Between the date of this Agreement and the Closing Date, there shall not have occurred any damage to or destruction of the Fixed Assets, the cost of replacement or restoration of which shall exceed $25,000 (as determined by an insurance appraiser reasonably satisfactory to the parties), whether or not such loss is covered by insurance, and there shall not have occurred any other material adverse change in the Assets.

     2. BUYER'S RIGHTS IN THE EVENT OF MAJOR DAMAGE TO FIXED ASSETS. In the event of any of the Fixed Assets are damaged or destroyed or are otherwise rendered unusable in the operation of the Business and the estimated cost of restoring, rebuilding, replacing or renovating such Fixed Assets shall exceed Twenty-Five Thousand Dollars ($25,000) (as determined by an insurance appraiser reasonably satisfactory to the parties) ("Major Damage"), Seller shall immediately notify Buyer thereof and Buyer may, at its sole election:

          (1) proceed with the purchase of the Assets as if no such damage or destruction had occurred, with the Purchase Price automatically being adjusted downward in an amount equal to the Major Damage;

          (2) proceed with the purchase of the Assets as if no such damage or destruction had occurred, without any adjustment to the Purchase Price, but Buyer shall be entitled to receive, and Seller shall promptly remit to Buyer, all insurance proceeds payable in respect of such damaged or destroyed Fixed Assets (excluding deductibles) and all claims in respect of such proceeds); or

          (3)  terminate this Agreement in accordance with Section 11.1(ii).

8.5 NO MATERIAL ADVERSE CHANGE. Since the date of execution, there has not been any material adverse changes in the financial condition of the Business.

8.6 OFFICERS' CERTIFICATE. Buyer shall have been furnished with a certificate executed on behalf of Seller by its President, certified by its Secretary, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 8.1, 8.4, 8.5, 8.7, 8.8 and 8.16 have been fulfilled at or prior to the Closing Date, and that Seller is not in default under any provision of this Agreement or any Related Document to which they (or either of them) are parties.

8.7 CONSENTS. Seller shall have received all consents necessary to transfer the Assets to Buyer hereunder and to permit Buyer to assume the obligations Buyer is assuming pursuant to the Assumption Agreement except those consents the failure to obtain of which Buyer reasonably determines will not have a material adverse on the Business of the Assets.

8.8  NO ACTIONS, SUITS OR PROCEEDINGS.

     1. IN GENERAL. Subject to the terms, conditions and qualifications described in this Section 8.8, no action, suit or proceeding shall be pending or, to the knowledge of Buyer, threatened, before any court or governmental body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby or which has had or may have, in the sole judgment of Buyer, a material adverse effect on the Assets or the Business.

     2. MATERIAL LABOR CLAIMS. Without limiting the generality of Section 8.8A, any action, suit, grievance, unfair labor practice or other administrative proceeding ("Labor Claim") which is filed after the execution hereof but prior to the Closing and which Labor Claim has, or may have, in the reasonable judgment of Buyer, a material adverse affect on the Assets or the Business, shall relieve the Buyer of its obligation to purchase the Assets.

     3. INJUNCTION. Buyer may, in its sole and absolute discretion, terminate this Agreement without liability in the event a court of competent jurisdiction has issued an injunction directing Buyer or the parties hereto not to close the transaction.

     4. STRIKE, LOCKOUT OR OTHER INTERRUPTION OF BUSINESS. In the event of an actual or strike, picketing or work stoppage by any employee of the Business or a secondary boycott with respect to the Business's products, or a lockout by Seller of any of its employees which occurs between the date of the execution of this Agreement and the Closing and which Labor Dispute has not been fully resolved prior to Closing and which labor dispute has, in Buyer's reasonable judgment, a material adverse effect on the Assets or the Business, Buyer may terminate this Agreement without liability, notwithstanding anything contained in this Section 8.8 (or elsewhere in this Agreement) to the contrary.

8.9  [RESERVED.]

8.10 NON-COMPETITION AGREEMENT. Seller shall execute herewith and deliver to Buyer the Non-Competition Agreement in the form of EXHIBIT "A" attached hereto.

8.11 SIDNEY LEASE. Seller shall execute herewith and deliver to Buyer the Sidney Lease in the form of EXHIBIT "E" attached hereto.

8.12 [RESERVED.]

8.13 ROYALTY AGREEMENT. Seller shall execute herewith and deliver to Buyer the Royalty Agreement in the form of EXHIBIT "C" attached hereto.

0.3 LANDLORD'S WAIVER. Seller shall execute and deliver to Buyer a Landlord's Waiver in form and substance satisfactory to counsel for Buyer.

8.14 UCC-1 FINANCING STATEMENTS FROM THIRD PARTIES IN POSSESSION OF ASSETS. On or before the Closing Date, there shall have been delivered to Buyer a written acknowledgment, in the form of UCC-1 Financing Statements, in favor of Buyer and its institutional lender from each distributor, servicing center, warehouse, vendor and other third parties (if any) in possession of any significant Assets confirming that Seller is the sole and lawful owner of the Assets in the possession of such party.

8.15 DUE DILIGENCE. Buyer shall have completed, to its sole satisfaction, an analysis, review and inspection of any and all documents, assets and information of Seller and the Business in respect of the distributor and sales representative lists, warranty service records, pricing, selling and purchasing practices, environmental studies and other business information as Buyer may reasonably request; PROVIDED, HOWEVER, that the foregoing condition shall be deemed satisfied if Purchaser has not notified Seller prior to 11:59 p.m. Cleveland, Ohio time, July 18, 1997 of Buyer's election to terminate this Agreement pursuant to this Section and Section 11.1 hereof.

     ARTICLE 9

                       CONDITIONS TO OBLIGATIONS OF SELLER
                       -----------------------------------

     Seller's obligations to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

9.1 REPRESENTATIONS, WARRANTIES, COVENANTS. Each of the representations, warranties and covenants of Buyer contained in ARTICLE 5, and the covenants contained in ARTICLE 6, shall be true and correct in all respects as though made on and as of the Closing Date. Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Buyer shall have delivered to Seller an officer's certificate of Buyer dated as of the Closing Date to the foregoing effect.

9.2 OPINION OF BUYER'S COUNSEL. At the Closing, Seller shall have received from Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., counsel for Buyer, an opinion dated as of the Closing Date, in substantially the form to be attached hereto prior to Closing as EXHIBIT "L".

9.3 PROCEEDINGS, DOCUMENTS, INSTRUMENTS SATISFACTORY TO SELLER. All actions, proceedings, consents, schedules, exhibits, instruments and documents required to be delivered by Buyer pursuant to this Agreement or incident to the performance of Buyer's obligations hereunder, and all other related matters shall be satisfactory to Seller as to form and substance.

          ARTICLE 10

                                 INDEMNIFICATION
                                 ---------------

10.1 INDEMNIFICATION BY SELLER. Subject to the terms and conditions of this
ARTICLE 10 and except for an Environmental Loss, which shall be governed by
Section 4.10, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its General Partner and the successors and assigns of either of them at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Buyer, its successors and assigns, directly or indirectly, by reason of or resulting from (i) any liabilities or obligations of Seller or an Affiliate of Seller which are not Assumed Liabilities; (ii) any claims which arise out of the operations of the Business or ownership of the Assets by Seller or an Affiliate of Seller prior to the Effective Time and which are not Assumed Liabilities; (iii) a breach of any representation or warranty of Seller contained in or made pursuant to this Agreement; (iv) the breach by Seller of any covenant or agreement of Seller contained in or made pursuant to this 48

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

Agreement; (v) any claims pursuant to, or violations or alleged violations by Seller of WARN or any similar state or local law, statute, rule or regulation;
(vi) any liability for brokerage or finders' fees or other commissions based on agreements, arrangements or understandings made by Seller for services rendered for or on behalf of Seller in connection with the transactions contemplated hereby; or (vii) any failure to comply with any "bulk sales" or similar laws applicable to the transactions contemplated hereby (collectively with the claims set forth in Section 10.2, "Claims").

10.2 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this
ARTICLE 10, Buyer hereby agrees to indemnify, defend and hold harmless Seller, its successors and assigns at any time after the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by the Seller, its successors and assigns, directly or indirectly, by reason of or resulting from (i) any obligations or liabilities of Buyer or an Affiliate of Buyer; (ii) the breach by Buyer of its obligations with respect to the Assumed Liabilities;
(iii) any liabilities, obligations or claims which arise out of the operations of the Business or ownership of the Assets by Buyer after the Effective Time, except for any such liabilities or obligations of Seller arising out of the Shared Services Agreement; (iv) a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement; (v) the breach by Buyer of any covenant or agreement of Buyer, contained in or made pursuant to this Agreement and except to the extent such liabilities result from or arise out of the breach by Seller of any of its representations or warranties contained in or made pursuant to this Agreement; or (vi) any liability for brokerage or finders' fees or other commissions based on agreements, arrangements or understandings made by Buyer for services rendered for or on behalf of Buyer in connection with the transactions contemplated hereby (collectively with the claims set forth in Section 10.1, "Claims").

10.3 PROCEDURES. The obligations and liabilities of either party to indemnify the other under Section 10.1 or Section 10.2 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

     1. The party to be indemnified (the "Indemnified Party") will give the other party (the "Indemnifying Party") prompt notice of any such Claim, and, subject to the provisions of Section 10.3B, the Indemnifying Party will undertake the defense thereof by counsel chosen by it. The failure to promptly notify the Indemnifying Party shall not relieve such party of its obligations hereunder. The failure to promptly notify the Indemnifying Party shall not relieve such party of its obligations hereunder except in the event, and solely to the extent, that the failure to so notify materially adversely prejudices the Indemnifying Party's ability to defend such Claim.

     2. Following notice by the Indemnified Party to the Indemnifying Party of a Claim and provided that the Indemnifying Party notifies the Indemnified Party in writing that the Indemnified Party is entitled to indemnification hereunder with respect to such Claim, the Indemnifying Party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings such Claim, except that Indemnifying Party shall have the right to participate in, but not control, the defense of any

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

such Claim; and provided further that notice of the intention so to contest shall be delivered by the Indemnifying Party to the Indemnified Party within 30 days from the date of receipt by the Indemnifying Party of notice from the Indemnified Party of the assertion of such Claim. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party, as may be appropriate. Subject to compliance by the Indemnifying Party with the other requirements of this Section 10.3B, such contest shall be conducted diligently by reputable counsel employed by the Indemnifying Party, but the Indemnifying Party shall keep the Indemnified Party generally informed with respect to such Claim and the contest thereof. Subject to compliance by Indemnifying Party with the other requirements of this Section 10.3B, if the Indemnified Party joins in any such contest, the Indemnifying Party shall have full authority, in consultation with the Indemnified Party, to determine all action to be taken with respect thereto, provided, that in no event shall the Indemnifying Party have authority to agree to any relief other than the payment of money damages by the Indemnifying Party unless agreed to by the Indemnified Party. Each party shall bear its own expenses of such representation. If any Claim is asserted and the Indemnifying Party fails to contest and defend such Claim within a reasonable period of time, the Indemnified Party may take such action in connection therewith as the Indemnified Party deems necessary or desirable, including retention of counsel, and the Indemnified Party shall be entitled to indemnification for costs incurred in connection with such defense.

     3. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel, including permitting reasonable access to books and records, in contesting any Claim which the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, but the Indemnifying Party will reimburse the Indemnified Party for reasonable out-of-pocket costs (but not the cost of employee time expended) incurred by the Indemnified Party in so cooperating.

     4. The Indemnified Party agrees to use its reasonable efforts to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the Indemnified Party or conferences with representatives of or counsel for such persons. Unless the Indemnifying Party approves in writing the settlement of a Claim effected by the Indemnified Party, no conclusive right to indemnification under Section 10.1 or Section 10.2 shall be established by such settlement.

ARTICLE 11

                                   TERMINATION
                                   -----------

11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated on or before the Closing Date:

          (1)  by the mutual written consent of Seller and Buyer;

          (2) by Buyer, if there has been a material violation or breach by Seller of any of Seller's agreements, representations or warranties contained in this Agreement which has not been waived in writing or, in the event of Major Damage to the Assets (as described in Section 8.4B);

          (3) by Seller, if there has been a material violation or breach by Buyer of any of Buyer's agreements, representations or warranties contained in this Agreement which has not been waived in writing; or

          (4) by either Buyer or Seller, if the other party files on or before the Closing Date a petition in bankruptcy, reorganization, liquidation or receivership or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before the Closing Date against such other party.

11.2 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in ARTICLE 8 hereof have not been satisfied, Buyer shall have the right to waive one or more conditions precedent and proceed with the transactions contemplated hereby without waiving any of its other rights hereunder, and if any of the conditions specified in
ARTICLE 9 hereof have not been satisfied, Seller shall have the right to waive one or more conditions precedent and proceed with the transactions contemplated hereby without waiving any of its other rights hereunder; PROVIDED, HOWEVER, that if a party shall so elect to proceed, such party shall not thereafter attempt to hold the other party responsible for damages, liabilities, losses, or expenses resulting from the condition or conditions waived and such other party shall not be responsible for such damage, liabilities, losses or expenses.

11.3 CONFIDENTIALITY OF INFORMATION AND DOCUMENTS. If this Agreement terminates and the transactions contemplated hereby are not consummated as described above, the parties hereto shall immediately return to the source party all documents, analyses, memoranda or other materials embodying the confidential information of such party and all copies thereof, and shall keep all such information confidential and shall not use or otherwise disclose to third parties, in any manner, any such confidential information obtained from the other parties unless required to do so pursuant to a legal requirement, or unless such information is readily ascertainable from public or published information or trade sources. Notwithstanding the foregoing, however, in the event that Buyer should be required pursuant to a legal requirement to disclose any Confidential Information of the Seller, Buyer shall provide Seller with prompt notice of such requirement so that Seller shall have the opportunity to seek an appropriate protective order. If, failing the entry of a protective order, Buyer is compelled to disclose any Confidential Information of Seller, Buyer may disclose that portion of the Confidential Information of Seller which it is compelled to disclose without any liability on the part of the Buyer hereunder. In any event, Buyer will not oppose an action of Seller to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information of Seller. The provisions of this Section shall survive the termination of this Agreement for any reason

ARTICLE 12

                             CLOSING OF TRANSACTION
                             ----------------------

12.1 CLOSING. The Closing shall take place at the offices of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., 1301 East Ninth Street, Tower at Erieview, Suite 2600, Cleveland, Ohio 44114 at 9:30 a.m. local time on July 31, 1997 or at such other place, time and date as the parties may mutually agree in writing (such time and date being referred to as the "Closing Date"); PROVIDED, HOWEVER, that the Closing Date shall in all events take place not later than August 14, 1997. The obligations of Seller described in the Exclusivity Letter (defined in Section 13.6) shall automatically be extended through the Closing Date.



12.2 CLOSING CERTIFICATE. Upon Closing, the parties shall execute a certificate in the form attached hereto as EXHIBIT "M" confirming the Effective Time of Closing (the "Closing Certificate") and such Closing shall be deemed effective as of the Effective Time.

12.3 RISK OF LOSS. Risk of Loss with respect to the Assets shall pass to Buyer at the Effective Time.

ARTICLE 13

                                 MISCELLANEOUS
                                 -------------

13.1 BINDING EFFECT. This Agreement shall be binding upon, and the benefit thereof shall inure to the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement may not be assigned by either party without the prior written consent of the other, which consent will not be unreasonably withheld by the other party, except that consent by Seller to assignment shall not be required in connection with the sale by Buyer of substantially all its assets. Notwithstanding any assignment of this Agreement, the assigning party shall remain liable directly and in the first instance to the non-assigning party following such assignment as if no such assignment had occurred.

13.2 RECITALS; SCHEDULES AND EXHIBITS. The recitals contained at the beginning of this Agreement, and all Schedules and Exhibits attached hereto shall be deemed an integral part of this Agreement and shall be incorporated herein by reference. The Schedules and Exhibits hereto shall be delivered separately upon execution hereof or on the Closing Date and initialed by the parties hereto and shall be deemed delivered under this Agreement.

13.3 GOVERNING LAW. This Agreement is made and entered into, and shall be governed by, and construed in accordance with, the laws of the State of Ohio.

13.4 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be either: (1) personally delivered; (2) mailed by certified mail, return receipt requested; or (3) mailed by overnight courier addressed as follows:

                    To Buyer:         Monarch Lathes, L.P.
                                      c/o Lucas Precision, Inc., General Partner
                                      13052 Coachman Drive
                                      Chardon, Ohio 44024
                                      Attention: Paul L. Gierosky, President

                    With copy to: Marc H. Morgenstern, Esq.
                                      Kahn, Kleinman, Yanowitz &
                                      Arnson Co., L.P.A.
                                      The Tower at Erieview, Suite 2600
                                      Cleveland, Ohio  44114

                    To Seller:        Mr. Richard E. Clemens, President
                                      The Monarch Machine Tool Company
                                      615 North Oak Street
                                      Sidney, Ohio 45365

                    With copy to: Joseph M. Rigot, Esq.
                                      Thompson, Hine & Flory, L.L.P.
                                      2000 Courthouse Plaza, N.E.
                                      P.O. Box 8801
                                      Dayton, Ohio 45401-8801

or to such other address as either party notifies the other by certified mail. Notice shall be deemed given when personally delivered or when deposited in the United States mail or with the overnight courier.

13.5 FURTHER ASSURANCES. Buyer and Seller each agree that they will, at any time and from time to time, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorneys and assurances as may be required for the better assigning, transferring, granting, conveying, or assuring to Buyer, or its successors or assigns, any or all of the Assets.

13.6 ENTIRE AGREEMENT. Except for other agreements or instruments executed by the parties hereto in connection herewith, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions whether oral or written. Notwithstanding anything in the preceding sentence to the contrary, Seller's obligations pursuant to a letter dated June 18, 1997 (negotiation with others) (the "Exclusivity Letter") are independent of the obligations contained in this Agreement and shall survive the execution of this Agreement for the period of time stated therein. In the event of any conflict or inconsistency, whether latent or patent, between the terms and conditions of this Agreement and of any Related Document, this Agreement shall control.

13.7 WAIVERS. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

13.8 HEADINGS. Paragraph and subparagraph headings are not to be considered part of this Agreement; they are included solely for convenience and are not intended to be full or accurate descriptions of the contents hereof.

13.9 SEVERABILITY. All clauses of this Agreement are distinct and severable and if any clause shall be held to be invalid or illegal, that shall not affect the validity or legality of the remainder of the Agreement.

13.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes, but all of which shall constitute one and the same instrument.

13.11 PUBLIC ANNOUNCEMENTS; NON-DISCLOSURE. The parties hereto covenant and agree that, except as provided for hereinbelow, each will not from and after the date hereof and until the Closing Date make, issue, or release any public announcement, press release, statement, acknowledgment or other public revelation (a "Public Statement") regarding the existence, terms, conditions or status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; PROVIDED, HOWEVER, that in the case of Public Statements which either party is required by law to make (a "Legally Required Public Statement"), the making of such Legally Required Public Statement by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have attempted, to the extent reasonably possible, to clear such Legally Required Public Statement with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. Prior to the Closing Date, Buyer, Seller, or any Affiliate of either of them will mutually agree on any announcement or correspondence with or to the public or customers, suppliers, or employees of the transactions contemplated hereby. The parties acknowledge that this Agreement will be filed with the Securities and Exchange Commission as part of the Report on Form 8-K required to be filed by Seller pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

13.12 COSTS AND EXPENSES. Each party shall be responsible for and bear its respective costs and expenses in connection with, or arising out of, the negotiation and execution of this Agreement and consummation of the transactions provided for herein; PROVIDED, HOWEVER, that Seller and Buyer shall bear and be equally responsible for any and all sales or transfer taxes applicable to the transfer of Assets provided for herein.

13.13 TIME OF THE ESSENCE. Time is of the essence in the performance of the terms and conditions of this Agreement.

13.14 ARBITRATION. Any dispute arising between the parties hereto shall be resolved by arbitration in Columbus, Ohio (or such other location as otherwise agreed) in accordance with the Rules of the American Arbitration Association, and the award of the arbitrator(s) shall be final and binding upon the parties. In the event a demand for arbitration is filed pursuant hereto, the parties shall have the same rights to discovery under the Ohio Rules of Civil Procedure as if the dispute had been filed as an original action in an Ohio Court of original jurisdiction, and any Court located in Columbus, Ohio or elsewhere shall have jurisdiction and shall be authorized to enforce said rights as if the entire dispute were pending before said Court. All parties consent, agree and submit to Ohio personal jurisdiction.

13.15 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement or in any Related Documents shall give rise to any rights or obligations in favor of any person or entity that is not a party to this Agreement, and no third party shall be entitled to rely on any of the term s and conditions of this Agreement. The assumption of the Assumed Liabilities by Buyer pursuant to this Agreement shall not enlarge any rights of third parties under contracts or arrangements with Seller.

                     [THIS SPACE LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

THE MONARCH MACHINE TOOL COMPANY,   MONARCH LATHES, L.P., an Ohio
an Ohio corporation                    limited partnership

                                       By:   LUCAS PRECISION, INC.,
By: ______________________________           an Ohio corporation
    Richard E. Clemens, President      Its:  General Partner

                                             By:    _________________________
                                                    Paul L. Gierosky, President

                                        And by:
     _________________________
                                                    T. Kelley Coleman,
Secretary